                                                                  EXHIBIT 10(vi)

                                  $100,000,000
                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 28, 2001

                                      AMONG

                       KCS ENERGY, INC., AS THE BORROWER,
                          THE LENDERS SIGNATORY HERETO

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                           NEW YORK AGENCY, AS AGENT,

                         CIBC INC., AS COLLATERAL AGENT,

           CIBC WORLD MARKETS CORP., AS ARRANGER AND SOLE BOOK RUNNER,

                          GUARANTY BANK, AS CO-ARRANGER

                                TABLE OF CONTENTS

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                                                                                                     Page
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ARTICLE I. DEFINITIONS AND INTERPRETATION........................................................      1

     1.1      Terms Defined Above................................................................      1

     1.2      Additional Defined Terms...........................................................      1

     1.3      Undefined Financial Accounting Terms...............................................     20

     1.4      References.........................................................................     20

     1.5      Articles and Sections..............................................................     20

     1.6      Number and Gender..................................................................     20

     1.7      Incorporation of Exhibits..........................................................     21

     1.8      Knowledge..........................................................................     21

ARTICLE II. TERMS OF FACILITIES..................................................................     21

     2.1      Loans..............................................................................     21

     2.2      Letters of Credit..................................................................     22

     2.3      [Intentionally Blank]..............................................................     25

     2.4      Limitations on Interest Periods....................................................     25

     2.5      Limitation on Types of Loans.......................................................     25

     2.6      Use of Loan Proceeds and Letters of Credit.........................................     25

     2.7      Interest...........................................................................     26

     2.8      Repayment of Loans and Interest....................................................     26

     2.9      General Terms......................................................................     26

     2.10     Time, Place, and Method of Payments................................................     27

     2.11     Pro Rata Treatment: Adjustments....................................................     27

     2.12     Borrowing Base Determinations......................................................     29

     2.13     Mandatory Prepayments..............................................................     31

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     2.14     Voluntary Prepayments and Conversions of Loans.....................................     31

     2.15     Commitment Fees and Usage Fee......................................................     31

     2.16     Letter of Credit Fee...............................................................     32

     2.17     Intentionally Blank................................................................     32

     2.18     Intentionally Blank................................................................     32

     2.19     Right of Offset....................................................................     32

     2.20     Maximum Interest...................................................................     32

     2.21     Obligations Absolute...............................................................     33

     2.22     Yield Protection...................................................................     34

     2.23     Illegality.........................................................................     36

     2.24     Taxes..............................................................................     36

     2.25     Replacement or Additional Lenders..................................................     37

ARTICLE III. CONDITIONS..........................................................................     39

     3.1      Conditions Precedent to Initial Loan or Letter of Credit...........................     39

     3.2      Conditions Precedent to Each Loan..................................................     42

     3.3      Conditions Precedent to Issuance of Letters of Credit..............................     43

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................     44

     4.1      Due Authorization..................................................................     44

     4.2      Corporate Existence................................................................     44

     4.3      Valid and Binding Obligations......................................................     44

     4.4      Existing Indebtedness..............................................................     45

     4.5      Security Instruments...............................................................     45

     4.6      Title to Assets....................................................................     45

     4.7      Scope and Accuracy of Financial Statements and Reserve Reports.....................     45

     4.8      No Material Misstatements..........................................................     45

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     4.9      Liabilities and Litigation.........................................................     46

     4.10     Authorizations; Consents...........................................................     46

     4.11     Compliance with Laws...............................................................     46

     4.12     Default............................................................................     46

     4.13     ERISA..............................................................................     47

     4.14     Environmental Laws.................................................................     47

     4.15     Compliance with Federal Reserve Regulations........................................     48

     4.16     Investment Company Act Compliance..................................................     48

     4.17     Public Utility Holding Company Act Compliance......................................     48

     4.18     Proper Filing of Tax Returns; Payment of Taxes Due.................................     48

     4.19     Refunds............................................................................     48

     4.20     Gas Contracts......................................................................     49

     4.21     Intellectual Property..............................................................     49

     4.22     Labor Matters......................................................................     49

     4.23     Casualties or Taking of Property...................................................     49

     4.24     Locations of Borrower..............................................................     49

     4.25     Subsidiaries.......................................................................     50

     4.26     Good Standing......................................................................     50

ARTICLE V. AFFIRMATIVE COVENANTS.................................................................     50

     5.1      Maintenance and Access to Records..................................................     50

     5.2      Quarterly Financial Statements; Compliance Certificates............................     50

     5.3      Annual Financial Statements........................................................     50

     5.4      Oil and Gas Reserve Reports........................................................     50

     5.5      Title Opinions; Title Defects......................................................     51

     5.6      Notices of Certain Events..........................................................     52

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     5.7      Additional Information.............................................................     52

     5.8      Compliance with Laws...............................................................     53

     5.9      Payment of Assessments and Charges.................................................     53

     5.10     Maintenance of Corporate Existence and Good Standing...............................     53

     5.11     Payment of Notes; Performance of Obligations.......................................     53

     5.12     Further Assurances.................................................................     53

     5.13     Fees and Expenses..................................................................     54

     5.14     Operation of Oil and Gas Properties................................................     55

     5.15     Maintenance and Inspection of Properties...........................................     55

     5.16     Maintenance of Insurance...........................................................     55

     5.17     Indemnification....................................................................     55

     5.18     Liens on Material Properties; Additional Guaranties and Mortgages..................     56

     5.19     Maintenance of Agreements, etc.....................................................     59

     5.20     Hedging............................................................................     59

ARTICLE VI. NEGATIVE COVENANTS...................................................................     59

     6.1      Indebtedness.......................................................................     59

     6.2      Contingent Obligations.............................................................     60

     6.3      Liens..............................................................................     60

     6.4      Negative Pledge Agreements.........................................................     60

     6.5      Sales of Assets....................................................................     61

     6.6      Leasebacks.........................................................................     61

     6.7      Loans; Advances; Investments.......................................................     61

     6.8      Dividends and Distributions........................................................     62

     6.9      Environmental Matters..............................................................     62

     6.10     Merger, etc.; Changes in Corporate Structure.......................................     63


                                       iv
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     6.11     Transactions with Affiliates.......................................................     63

     6.12     Lines of Business..................................................................     63

     6.13     ERISA Compliance...................................................................     63

     6.14     Subordinated Indebtedness; Production Payments.....................................     63

     6.15     Use of Proceeds....................................................................     64

     6.16     Intentionally Blank................................................................     64

     6.17     Change of Ownership................................................................     64

     6.18     Capital Expenditures...............................................................     64

     6.19     Working Capital....................................................................     64

     6.20     Interest Coverage Ratio............................................................     64

     6.21     Debt to Adjusted EBITDA Ratio......................................................     64

ARTICLE VII. EVENTS OF DEFAULT...................................................................     64

     7.1      Enumeration of Events of Default...................................................     64

     7.2      Remedies...........................................................................     67

ARTICLE VIII. THE AGENTS AND THE ARRANGER........................................................     68

     8.1      Appointment........................................................................     68

     8.2      Delegation of Duties...............................................................     68

     8.3      Exculpatory Provisions.............................................................     68

     8.4      Reliance by Agent..................................................................     69

     8.5      Notice of Default..................................................................     69

     8.6      Non-Reliance on Agent and Other Lenders............................................     70

     8.7      Indemnification....................................................................     70

     8.8      Restitution........................................................................     71

     8.9      Agents in Individual Capacity......................................................     71

     8.10     Successor Agent....................................................................     72


                                       v
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     8.11     Applicable Parties.................................................................     72

ARTICLE IX. MISCELLANEOUS........................................................................     72

     9.1      Assignments; Participations........................................................     72

     9.2      Survival of Representations, Warranties, and Covenants.............................     74

     9.3      Notices and Other Communications...................................................     75

     9.4      Parties in Interest................................................................     75

     9.5      Rights of Third Parties............................................................     75

     9.6      No Waiver; Rights Cumulative.......................................................     75

     9.7      Severability.......................................................................     75

     9.8      Amendments; Waivers................................................................     75

     9.9      Confidentiality....................................................................     76

     9.10     Governing Law......................................................................     77

     9.11     Jurisdiction and Venue.............................................................     77

     9.12     Appointment of Agent for Service of Process........................................     77

     9.13     Waiver of Rights to Jury Trial.....................................................     78

     9.14     Integration........................................................................     78

     9.15     Counterparts.......................................................................     78

     9.16     L/C Documents......................................................................     78

                                LIST OF EXHIBITS

Exhibit I     -   Form of Note
Exhibit II    -   Form of Subordination
Exhibit III   -   Form of Assignment Agreement
Exhibit IV    -   Form of Borrowing Request
Exhibit V     -   Schedule of Jurisdictions Where Qualified to Do Business
Exhibit VI    -   Facility Amounts
Exhibit VII   -   Form of Compliance Certificate
Exhibit VIII  -   Form of Opinion of Borrower' Counsel
Exhibit IX    -   Form of Opinion of Local Counsel
Exhibit X     -   Disclosures
Exhibit XI    -   Specified Assets
Exhibit XII   -   Form of Pledge Agreement
Exhibit XIII  -   [Intentionally Blank]
Exhibit XIV   -   Form of Subsidiary Guaranty

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is made and entered into effective as of November 28, 2001, by and among KCS ENERGY, INC., a Delaware corporation (the "Borrower"); each lender that is a signatory hereto or becomes a party hereto as provided in Sections 9.1 or 2.25 (individually, together with its successors and such assigns, a "Lender" and, collectively, together with their respective successors and such assigns, the "Lenders"); CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank, acting through its New York Agency (in its individual capacity, "CIBC"), as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "Agent"); CIBC INC., a Delaware corporation (in its individual capacity, "CIBC Inc."), as collateral agent for the Lender Parties (as herein defined; CIBC Inc. in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "Collateral Agent"); CIBC World Markets Corp., as Arranger and Sole Book Runner (the "Arranger"); and Guaranty Bank as Co-Arranger and Documentation Agent (the "Co-Arranger").

                              W I T N E S S E T H:

      WHEREAS, the Borrower would like to obtain credit from the Lenders and the Lenders are willing to provide such credit on the terms, and subject to the conditions herein set forth;

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

      1.1 Terms Defined Above. As used in this Agreement, the terms "Agent," "Arranger," "Borrower," "CIBC," "CIBC Inc.," "Collateral Agent," "Lender," and "Lenders" shall have the meanings assigned to them hereinabove.

      1.2 Additional Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

            "Acquired Property" shall have the meaning specified in Section 5.18(c).

            "Acquisition Indebtedness" shall have the meaning specified in
      Section 5.18(c).

            "Additional Costs" shall mean actual costs which the Agent or any Lender reasonably determines have been incurred and are attributable to its obligation to make or its making or maintaining any LIBO Rate Loan or issuing or participating in Letters of Credit, or any reduction in any amount receivable by the Agent or such Lender in respect of any such obligation or any LIBO Rate Loan or Letter of Credit, in each case resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Agent or such Lender under this Agreement or any Note in respect of any

      LIBO Rate Loan or Letter of Credit (other than taxes imposed on or calculated on the basis of the overall net income, capital or profit of the Agent or such Lender or its Applicable Lending Office for any such LIBO Rate Loan or for issuing or participating in any Letter of Credit),
      (b) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements (other than the Reserve Requirement utilized in the determination of the Adjusted LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including LIBO Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or the Commitment of such Lender, or (c) imposes any other condition affecting this Agreement or any Note or any of such extensions of credit, liabilities, or Commitments.

            "Adjusted Base Rate" shall mean, for any day and any Base Rate Loan, an interest rate per annum equal to the sum of (a) the greater of (i) the Federal Funds Rate for such day plus one percent (1%), or (ii) the Base Rate for such day plus (b) the Applicable Margin for such Base Rate Loan, such rate to be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

            "Adjusted EBITDA" shall mean EBITDA less the amortization of deferred revenue attributable to the Production Payment 2001 Facility.

            "Adjusted LIBO Rate" shall mean, for any Interest Period for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Agent to be equal to the sum of (a) the quotient of (i) the LIBO Rate for such Interest Period for such LIBO Rate Loan divided by (ii) a percentage (expressed as a decimal) equal to 100% minus the Reserve Requirement for such Loan for such Interest Period plus (b) the Applicable Margin for such LIBO Rate Loan, such rate to be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

            "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlled by, controlling, or under common control with, such Person and any "affiliate" of such Person within the meaning of Reg. Section 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power (a) to vote fifteen percent (15%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing members or managing general partners or (b) to direct or cause the direction of management, policies or action through ownership of voting securities, a voting trust, or membership in management or in the group appointing or electing management or by contract or otherwise through formal or informal arrangements or business relationships.

            "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified.

            "Applicable Lending Office" shall mean, for each Lender and type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

            "Applicable Margin" shall mean as to each Base Rate Loan and each LIBO Rate Loan, an amount equal to the percentage set forth in the grid below for such type of Loan, as such percentage may be modified pursuant to the terms set forth below:

      % that Obligations then Outstanding                Applicable Margin
         with respect to Loans and L/C            -----------------------------
        Exposure Bear to Borrowing Base           Base Rate           LIBO Rate
      -----------------------------------         ---------           ---------
      Less than or equal to 33.333%                  0.00%               2.0%

      Greater than 33.333% but less than             0.50%               2.5%
      or equal to 66.667%

      Greater than 66.667%                            1.0%               3.0%

            "Assignment Agreement" shall mean an Assignment Agreement, substantially in the form of Exhibit III, with appropriate insertions.

            "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the lesser of the Commitment Amount or the Borrowing Base in effect at such time minus (b) Obligations in respect of the outstanding principal amount of the Loans and L/C Exposure at such time.

            "Base Rate" shall mean the interest rate most recently announced by CIBC at its New York, New York office as its prime rate for Dollar loans. The Base Rate shall change simultaneously with each change in such announced interest rate and such Base Rate may not be the lowest interest rate charged by CIBC in connection with extensions of credit.

            "Base Rate Loan" shall mean any Loan which the Borrower has requested in writing to bear interest at the Adjusted Base Rate or which, pursuant to the terms hereof, is otherwise required to bear interest at the Adjusted Base Rate.

            "Benefited Lender" shall have the meanings assigned to such term in
      Section 2.11(c).

            "Borrowing Base" shall mean, at any time, the amount determined in accordance with Section 2.12(a), (b), (c) and (d).

            "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit IV, by the Borrower to the Agent for a borrowing or conversion pursuant to Sections 2.1 or 2.14, each of which shall:

                  (a) be signed by a Responsible Officer of the Borrower;

                  (b) specify the amount and type of Loan requested or to be made or converted and the date of the borrowing or conversion (which shall be a Business Day);

                  (c) when requesting the making of or a conversion into a Base
            Rate Loan, be delivered to the Agent no later than 11:00 a.m., New York, New York time, on the Business Day of the requested borrowing or conversion; and

                  (d) when requesting the making or continuation of or a
            conversion into a LIBO Rate Loan, be delivered to the Agent no later than 12 noon, New York, New York time, the third Business Day prior to the requested borrowing or conversion and designate the Interest Period requested with respect to such Loan.

            "Business Day" shall mean a day other than a day when commercial banks are authorized or required to close in the State of New York and, with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "Capitalized Lease Liabilities" shall mean all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Change of Control" means

                  (a) the acquisition by any Person, or two or more Persons
            acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower; provided, however, that for purposes hereof, the acquisition by a Qualified Purchaser or by any Person or Persons who are as of the date of this Agreement executive officers or directors, or both, of the Borrower of such beneficial ownership shall not be a Change of Control; or

                  (b) a change shall occur in the Board of Directors of the
            Borrower so that a majority of the members of the Board of Directors of the Borrower ceases to include individuals who were members of the Board of Directors of the

            Borrower on the Closing Date (or individuals whose election or nomination for election was approved by a vote of at least a majority of the directors then in office who either were directors on the Closing Date or whose election or nomination for election was previously so approved).

            "Closing Date" shall mean November 28, 2001.

            "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall mean the Mortgaged Properties, the Properties described in the Security Instruments referenced in Section 3.1 hereof, and any other Property now or at any time subject to a Lien to secure the payment or performance of all or any portion of the Obligations.

            "Commitment" shall mean, relative to any Lender, such Lender's obligations to make Loans and participate in Letters of Credit pursuant to Sections 2.1 and 2.2 and "Commitments" shall mean the several obligations of the Lenders to make Loans and participate in Letters of Credit.

            "Commitment Amount" shall mean an amount equal to $100,000,000, as such amount may be changed from time to time pursuant to the terms of this Agreement.

            "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

            "Commitment Termination Date" shall mean the date of Final Maturity.

            "Commodity Hedging Agreement" shall mean any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement relating to hydrocarbons, whether in effect on the date hereof or hereafter entered into by the Borrower or any option with respect to any such transaction.

            "Commonly Controlled Entity" shall mean any Person which is under common control with the Borrower, within the meaning of Section 4001 of ERISA.

            "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit VII, executed by a Responsible Officer of the Borrower, and furnished to the Agent from time to time in accordance with the terms hereof.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "Debt" shall mean Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, other than Indebtedness of the type described in clause (a) of the definition of Indebtedness to the extent such Indebtedness so described in clause (a) thereof is not included within clauses (b) through (f) thereof, and other than the Production Payment 2001 Obligations.

            "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

            "Default Rate" shall mean a per annum interest rate equal to the Adjusted Base Rate from time to time in effect plus two percent (2%), such rate to be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

            "Deferred Revenue Amortization" shall mean the amortization of deferred revenue in accordance with GAAP attributable to the Production Payment 2001 Facility.

            "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

            "EBITDA" shall mean, for any period, Net Income for such period plus Interest Expense, federal and state income taxes, depreciation, amortization, Reorganization Expenses and other non-cash expenses for such period deducted in the determination of Net Income for such period.

            "Eligible Assignee" means at any time any Lender, bank, finance company, insurance company, savings and loan association, savings bank, other financial institution, Person or fund that is regularly engaged in making or purchasing loans.

            "Energy Marketing" means KCS Energy Marketing, Inc., a New Jersey corporation.

            "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation by any Governmental Authority or any other Person with respect to (a) air emissions from any Property at any time owned, leased or operated by the Borrower or any Subsidiary of the Borrower, (b) spills, releases, or discharges of Hazardous Substances to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, (c) solid or liquid waste disposal of Hazardous Substances at any Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries or affecting any Property of the Borrower or any of its Subsidiaries or the facilities located and or the operations conducted on any real Property of the Borrower or any of its Subsidiaries, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance by the Borrower or any of its Subsidiaries or affecting any Property of the Borrower or any of its Subsidiaries or the facilities located and the operations conducted on any real Property of the Borrower or any of its Subsidiaries, or (e) other environmental, health, or safety matters affecting any Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the business conducted thereon or (f) any violation or alleged violation of Environmental Laws.

            "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Hazardous Materials Transportation Act of 1986, the Occupational Safety and Health Act, the Oil Pollution Act of 1990, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances or relating to public health and safety and protection of the environment.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and published interpretations thereof.

            "Event of Default" shall mean any of the events specified in Section 7.1.

            "Facility Amount" shall mean, for each Lender, the amount set forth opposite the name of such Lender on Exhibit VI under the caption "Facility Amount," as modified to reflect assignments permitted by Sections 9.1 and
      2.25 or otherwise pursuant to the terms hereof.

            "Federal Funds Rate" shall mean, for any day, a rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined in good faith by the Agent.

            "Fee Letter" shall mean that letter agreement dated as of June 29, 2001, between the Agent and the Borrower.

            "Final Maturity" shall mean November 28, 2004 unless the Liquidity Condition shall not have been satisfied by November 15, 2002, in which event it shall mean November 15, 2002.

            "Financial Statements" shall mean statements of the financial condition as at the point in time and for the period indicated and consisting in all cases of at least a balance sheet and related statements of operations and cash flows, and in each year-end financial statement a statement of common stock and other stockholders' or partners' equity, and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally recognized firm of independent certified public accountants or other independent certified public accountants reasonably acceptable to the Agent and footnotes to any of the foregoing, all of which, unless otherwise indicated, shall be prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments with respect to Financial Statements prepared as at a point in time other than year-end) and in comparative form with respect to the corresponding period of the preceding fiscal period.

            "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and, unless the context requires use of a specified date, in effect in the United States from time to time.

            "Gas Services" means Medallion Gas Services, Inc., an Oklahoma corporation.

            "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCBs), petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource

      Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Requirement of Law.

            "Hedging Agreement" shall mean any Interest Hedging Agreement or any Commodity Hedging Agreement whether in effect as of the date hereof or hereafter entered into by the Borrower, including any Secured Hedging Agreement.

            "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under laws applicable to such Lender, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

            "Indebtedness" shall mean, as to any Person, without duplication,
      (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, (d) Capitalized Lease Liabilities, (e) the Production Payment 2001 Obligations, (f) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien), (g) all guaranties of such Person of obligations and liabilities of the type described in the foregoing clauses
      (a) through (d).

            "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States or any other jurisdiction.

            "Insolvent" or "Insolvency" shall mean, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

            "Intellectual Property" shall mean patents, patent applications, trademarks, trade names, copyrights, technology, trade secrets know-how, and processes.

            "Interest Expense" shall mean, for any period, the total interest expense (including interest expense attributable to capitalized leases) of the Borrower and its Subsidiaries, for such period, determined on a consolidated basis and in accordance with GAAP and shall include preferred stock dividends paid in cash, but shall exclude non- cash amortization of debt expense.

            "Interest Hedging Agreement" shall mean any interest rate swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement, entered into by the Borrower or any option with respect to any such transaction.

            "Interest Period" shall mean, subject to the limitations set forth in Section 2.4, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

            "Investment" shall mean, as to any Person, any stock, bond, note or other evidence of Debt or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

            "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

            "Lender Party" shall mean any of the Collateral Agent, the Agent, each Lender and each Lender or Affiliate of a Lender which is a counterparty to a Secured Hedging Agreement with the Borrower.

            "Letter of Credit" shall mean any standby letter of credit issued for the account of the Borrower pursuant to Section 2.2.

            "Letter of Credit Application" shall mean the standard letter of credit application employed by the Agent, as the issuer of the Letters of Credit, from time to time in connection with letters of credit.

            "Letter of Credit Payment" shall mean any payment made by the Agent on behalf of the Lenders under a Letter of Credit, to the extent that such payment has not been repaid by the Borrower.

            "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the interest rate equal to (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Telerate Page 3750 at or about 11:00 a.m., London time, on the day two Business Days prior to the commencement of such Interest Period or (b) if such a rate does not appear on Telerate Page 3750, the average of the rates per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which Dollar deposits in immediately available funds are offered to CIBC in the interbank LIBOR market at or about 11:00 a.m. (New York City time) two Business Days prior to the beginning of such Interest Period, and for a period approximately equal to such Interest Period.

            "LIBO Rate Loan" shall mean any Loan which the Borrower has requested in writing to bear interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

            "Lien" shall mean any interest in Property securing an obligation owed to, or constituting a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, margin agreement, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other Title exceptions and encumbrances affecting Property which secure an obligation owed to, or constitute a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which Title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

            "Loan" shall mean a Base Rate Loan or a LIBO Rate Loan made by any Lender to or for the benefit of the Borrower pursuant to this Agreement, each of which is a "type" of Loan hereunder and, without duplication, any payment made by the Agent as the issuing bank under a Letter of Credit and, without duplication, any payment made by a Lender to the Agent by reason of a Letter of Credit Payment.

            "Liquidity Condition" shall mean that (i) less than $20,000,000 in principal amount of the Borrower's Senior Notes are outstanding on August 31, 2002 and (ii) the Borrower shall have cash plus Available Commitment of not less than the then outstanding principal amount of the Senior Notes on August 31, 2002; provided, however, that if the Borrower fails to satisfy one or both of clause (i) and (ii) on August 31, 2002, the Borrower shall have a seventy- five (75) day period in which to remedy such failure.

            "Loan Balance" shall mean, at any time, the aggregate outstanding principal balance of the Loans at such time.

            "Loan Documents" shall mean this Agreement, the Notes, the Fee Letter, any Subsidiary Guaranty, any Secured Hedging Agreement, the Letter of Credit Applications, the Letters of Credit, the Security Instruments, and all other documents and instruments now or hereafter delivered by the Borrower, any Mortgagor, any Subsidiary Guarantor or any of their respective Affiliates in favor or for the benefit of the Agent, the Collateral Agent, or any Lender Party pursuant to the terms of or in connection with this Agreement, the Notes, a Subsidiary Guaranty, any Secured Hedging Agreement, the Letter of Credit Applications, the Letters of Credit, or the Security Instruments, and all renewals, extensions, amendments, supplements, and restatements thereof.

            "Material Adverse Effect" shall mean in the reasonable determination of the Required Lenders, the occurrence or existence of any material adverse effect on the business, operations, Properties, condition (financial or otherwise), or prospects of the Borrower and the Subsidiary Guarantors or upon the ability of the

      Borrower and the Subsidiary Guarantors to perform their obligations under the Loan Documents.

            "Material Properties" shall mean, at any time, collectively (a) Oil and Gas Properties of the Borrower or any Subsidiary of the Borrower which constitute sixty- five percent (65%) of the net present value (determined in accordance with the most recent Reserve Reports provided to the Agent in accordance with Section 5.4) of all Oil and Gas Properties owned by such Persons (other than those described in the following clause (b)) after giving effect, if applicable, to any secured Acquisition Indebtedness in respect of any such Property constituting Acquired Property (which Oil and Gas Properties, as of the Closing Date, are listed in the Reserve Report dated September 30, 2001 prepared by the Borrower, copies of which have been delivered to the Agent) but in any event, Oil and Gas Properties (other than those described in the following clause
      (b)) which at all times and from time to time have a Risk Adjusted Present Value equal to at least one hundred fifty percent (150%) of the sum of the principal amount of outstanding Loans plus L/C Exposure and (b) those Properties of the Borrower or any of its Subsidiaries from time to time subject to the Production Payment 2001 Facility. Notwithstanding the above, the value of the Material Properties not subject to the Production Payment 2001 Facility shall be equal to at least 90% of the Risk Adjusted Present Value of the properties not subject to the Production Payment 2001 Facility.

            "Material Subsidiary" shall mean any direct or indirect Subsidiary of the Borrower other than a Subsidiary which engages in no commercial activities or a Subsidiary that has assets with a value of $1,000,000 or less.

            "Maximum Borrowing Base Amount" shall, so long as any Senior Notes are outstanding, mean, on the date of any Loan or issuance of a Letter of Credit, the greater of (i) $165,000,000 plus an amount to secure hedging obligations or (ii) fifteen percent (15%) of Adjusted Consolidated Net Tangible Assets (as defined in the indenture referred to in clause (i) of the definition of Public Debt), but not to exceed $190,000,000 prior to December 31, 2001, or $155,000,000 after December 31, 2001, less, in both cases, the remaining Production Payment 2001 Obligations; provided, however that, at any time when the aggregate principal amount of Loans of all Lenders outstanding hereunder plus the L/C Exposure exceeds $15,000,000, in no event shall the amount determined under clause (i) or
      (ii) above, on the date of any Loan or issuance of a Letter of Credit, exceed the amount of indebtedness constituting "Permitted Indebtedness" (as defined therein) under the further proviso of clause (i) of the definition of Permitted Indebtedness in the indenture referred to in clause (i) of the definition of Public Debt.

            "Medallion" means KCS Medallion Resources, Inc., a Delaware corporation.

            "Michigan Resources" means KCS Michigan Resources, Inc., a Delaware corporation.

            "Mortgage" shall mean any (a) Act of Mortgage and Security Agreement Securing Future Obligations or (b) any Open-End Line of Credit Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of

      Production or any other mortgage or deed of trust or similar instrument executed by the Borrower or any Subsidiary of the Borrower in favor of the Collateral Agent for the benefit of the Lender Parties and creating a Lien on real property and other related assets of the Borrower or such Subsidiary of the Borrower, in each case as such may from time to time be amended, supplemented, restated or otherwise modified.

            "Mortgagor" shall mean the Borrower or any Subsidiary of the Borrower which is party to a Mortgage in favor of the Collateral Agent for the benefit of the Lender Parties.

            "Mortgaged Properties" shall mean all Oil and Gas Properties of the Borrower or any Subsidiary of the Borrower purported to be subject to a Lien in favor of the Collateral Agent to secure the Obligations.

            "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "National Enerdrill" means National Enerdrill Corporation, a New Jersey corporation.

            "Net Cash Proceeds" means, for any issuance of equity securities, the cash proceeds (including any cash payments actually received as a deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable or otherwise) of such issuance of equity securities net of (i) legal fees, accountant fees, investment banking fees, brokerage fees, finders fees, survey costs, Title insurance premiums, and other customary fees, costs and expenses actually incurred, paid or payable in connection therewith, (ii) taxes or other governmental fees or charges paid or payable as a result thereof and (iii) reasonable reserves for purchase price adjustments.

            "Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

            "Notes" shall mean certain promissory notes of the Borrower referred to in Section 2.1(c) payable to a Lender in the amount of the Facility Amount of such Lender in the form attached hereto as Exhibit I with appropriate insertions together with all renewals, extensions for any period, increases and rearrangements thereof.

            "Notice of Termination" shall have the meaning assigned to such term in Section 2.25.

            "NYMEX" shall mean the New York Mercantile Exchange.

            "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the obligation of the Borrower to pay or reimburse the Agent, as the issuer of Letters of Credit, or the Lenders, as the case may be, for, amounts payable, paid (or deemed paid), or incurred with respect to Letters of Credit and amounts required to be paid pursuant to Section 2.2(e) or 2.13, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Borrower for the payment of fees and expenses pursuant to the Loan Documents, (e) the obligations of each Subsidiary Guarantor under its Subsidiary Guaranty, (f) all amounts owing or to be owing by the Borrower under any Hedging Agreement with any Lender Party (including any Secured Hedging Agreement) now or hereafter arising, and (g) all other obligations and liabilities of the Borrower or its Subsidiaries to any of the Lender Parties, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

            "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and Properties appertaining, belonging, affixed, or incidental thereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to SubTitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

            "Percentage Share" shall mean, as to each Lender, the percentage such Lender's Facility Amount constitutes of the aggregate Facility Amount of all Lenders.

            "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor,
      (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 302(f) or Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of Governmental Authorities, vendors, carriers, warehousemen, repairmen, mechanics, workmen, and materialmen, and construction or similar Liens arising by operation of law (including Liens securing statutory or regulatory obligations) in the ordinary course of business in respect of obligations that are not past-due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower or any of its Subsidiaries to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, unitization and pooling orders, and other agreements customary in the oil and gas business for processing, producing, transporting, marketing, and exchanging produced hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery,
      (f) the terms of the instruments evidencing the Oil and Gas Properties of the Borrower or any of its Subsidiaries, the Star Production Payments, the Production Payment 2001 Lien and documents listed and matters described under the heading "Permitted Encumbrances" or "Permitted Liens" in an exhibit to the Security Instruments, (g) easements, rights of way, restrictions, encumbrances and minor defects in the chain of Title which are customarily accepted in the oil and gas industry none of which materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or materially detract from the value or use of the Property to which they apply, (h) Liens in favor of the Collateral Agent for the benefit of any Lender Party and other Liens expressly permitted under the Security Instruments, and judgment Liens arising by operation of law or as the result of the abstracting of a judgment or similar action under the laws of any jurisdiction and not giving rise to an Event of Default, in respect of judgments that are not final and non-appealable judgments, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired.

            "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, limited liability company, government, any agency or political subdivision of any government, or any other form of entity.

            "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, any of the Subsidiaries of the Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledge Agreement" means any of the Pledge Agreements executed by the Borrower or a Subsidiary of the Borrower in favor of the Collateral Agent for the benefit of the Lender Parties substantially in the form of
      Exhibit XII hereto or any similar agreement creating a Lien on equity interests in a Subsidiary of the Borrower in favor of the Collateral Agent for the benefit of the Lender Parties and in notes (excluding intercompany notes) payable to the Borrower or a Subsidiary of the Borrower, in each case as such may be amended, supplemented, restated or otherwise modified from time to time.

            "Preferred Stock" shall mean the Borrower's 5% Convertible Preferred Stock, par value $.01 per share.

            "Principal Office" shall mean the principal office of the Agent in New York, New York, presently located at 425 Lexington Avenue, 7th Floor, New York, New York 10017.

            "Production Payment 2001 Facility" means the transactions contemplated by the Purchase and Sale Agreement dated February 14, 2001, among KCS Resources, Inc.,

      KCS Energy Services, Inc., KCS Michigan Resources, Inc. and KCS Medallion Resources, Inc. and Star VPP, LP as in effect on August 1, 2001 providing for the sale by certain of the Borrower's Subsidiaries of the Star Production Payments.

            "Production Payment 2001 Lien" means collectively the Liens granted by Borrower's Subsidiaries pursuant to Section 16 of the two Production and Delivery Agreements dated effective as of February 1, 2001 in favor of Star VPP, LP, as Grantee.

            "Production Payment 2001 Obligations" means, as of any date on which the amount thereof is to be determined, the obligations of the Borrower or any of its Subsidiaries under the Production Payment 2001 Facility either recorded as liabilities in accordance with GAAP or as deferred revenues in accordance with GAAP.

            "Prohibited Transaction" shall have the meaning assigned to such term in Section 406 of ERISA or Section 4975 of the Code.

            "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

            "Public Debt" shall mean the obligations of the Borrower and its Subsidiaries under or in connection with (i) the Indenture dated as of January 15, 1996, by and among the Borrower, the Subsidiary Guarantors (as such term is defined therein) named therein, and Fleet National Bank of Connecticut, as Trustee, relating to the sale by the Borrower of its 11% Senior Notes due 2003, as amended by a First Supplemental Indenture dated as of December 2, 1996, Second Supplemental Indenture dated January 3, 1997 and Third Supplemental Indenture dated as of February 20, 2001, and as hereinafter amended from time to time as permitted hereby and (ii) the Indenture dated as of January 15, 1998, by and among the Borrower, the Subsidiary Guarantors (as such term is defined therein) named therein, and State Street Bank and Trust Company, as Trustee, relating to the sale by the Borrower of its eight and seven-eighths percent (8 7/8%) Senior Subordinated Notes due 2006, as amended by a First Supplemental Indenture dated as of February 20, 2001 and as hereinafter amended from time to time as permitted hereby.

            "Qualified Purchaser" shall mean any domestic pension or publically traded mutual fund.

            "Qualified Swap Counterparty" shall mean (a) any of the Agent, the Collateral Agent, a Lender or any Affiliate of any of the foregoing, or
      (b) any other Person with a rating on its unsecured, long-term debt of BBB or better from Standard & Poor's and Baa2 or better from Moody's.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as amended or supplemented from time to time.

            "Regulatory Change" shall mean, with respect to any Lender, the passage, adoption, institution, or modification of any federal, state, local, or foreign Requirement of Law (including Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of lenders including such Lender or its Applicable Lending Office.

            "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property at any time owned, leased or operated by the Borrower or any Subsidiary of the Borrower.

            "Reorganization" shall mean, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of such term in
      Section 4241 of ERISA.

            "Reorganization Expenses" shall mean non-recurring expenses not to exceed $8,500,000 in the aggregate for purposes hereof incurred in connection with the Borrower's confirmed plan of reorganization pursuant to its Fourth Amended Joint Plan of Reorganization which was approved in the order dated January 30, 2001 of the United States Bankruptcy Court for the District of Delaware.

            "Replacement Lenders" shall have the meaning assigned to such term in Section 2.25.

            "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice requirement under ERISA is waived in regulations issued by the PBGC.

            "Required Lenders" shall mean, at any time when no Loans are outstanding and L/C Exposure is zero, Lenders whose Percentage Shares of all Commitments total at least sixty-six and two-thirds percent (66 2/3%) of all such Commitments, and at any other time when any Loans are outstanding or L/C Exposure is greater than zero, or both, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of all Loans outstanding (without regard to any sale of a participation in any Loan) and L/C Exposure.

            "Required Payment" shall have the meaning assigned to such term in
      Section 2.9.

            "Requirement of Law" shall mean, as to any Person, any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "Reserve Report" shall mean each report provided by the Borrower pursuant to Section 5.4.

            "Reserve Requirement" shall mean, for any date on which the LIBO Rate is determined, the maximum aggregate rate (expressed as a percentage) of all reserves (including all basic, marginal, supplemental, emergency and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) which are applicable to any Lender on such date of determination under regulations issued by the Federal Reserve System Board in respect of "Eurocurrency Liabilities" (as such term is used in Regulation D of the Federal Reserve System Board) or any successor category of such liabilities under Regulation D or any successor regulation. Each determination by the Agent of the applicable Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

            "Responsible Officer" shall mean, as to the Borrower or any Subsidiary of the Borrower, any of the following officers: Chief Executive Officer, Chairman, Chief Operating Officer, Chief Financial Officer, Treasurer or Secretary; and in any event, shall mean no other Person or Persons except as modified pursuant to a certificate accepted by the Agent.

            "Risk Adjusted Present Value" shall mean a net present value of the applicable Oil and Gas Properties after giving effect, if applicable, to any secured Acquisition Indebtedness in respect of any such Property constituting Acquired Property based on standard parameters determined in good faith by the Agent and Co-Arranger in their discretion in accordance with its customary standards for borrowing base credits.

            "Sales Period" shall mean each successive six- month period during the term hereof, commencing with the six- month period beginning October 1, 2001.

            "Secured Hedging Agreement" shall have the meaning given it in
      Section 5.20.

            "Security Instruments" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, including without limitation security instruments executed pursuant to Section 2.13 or 5.18, as such instruments may be amended, restated, supplemented or otherwise modified from time to time.

            "Senior Notes" shall mean the Debt issued under the indenture referred to in clause (i) of the definition of Public Debt.

            "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Specified Assets" shall mean certain assets of the Borrower and its Subsidiaries, which assets include certain Oil and Gas Properties located in the States of Colorado, Montana and Wyoming, all as described on
      Exhibit XI.

            "Star Production Payments" means collectively the term overriding royalty interest and the production payment conveyed to Star VPP, LP, pursuant to the Production Payment 2001 Facility.

            "Subordinated Indebtedness" shall mean Indebtedness of the Borrower having terms of payment which are subordinated to payment of the Obligations pursuant to terms and conditions and tenor that are no less favorable to the Lenders than those described on Exhibit II or that are approved in writing by the Required Lenders, and otherwise permitted pursuant to the provisions of this Agreement and includes the Indebtedness referred to in clause (ii) of the definition of the Public Debt.

            "Subsidiary" shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, trust, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, trust, association or other entity
      (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent, or (c) of which securities or other ownership interests are, as of such date owned, controlled or held by the parent or one or more subsidiaries of the parent and either (i) which together with its Subsidiaries during any quarter has more than 10% of the Net Income or Adjusted EBITDA of the parent or (ii) holds, directly or indirectly, 10% of the consolidated assets of the parent and its subsidiaries.

            "Subsidiary Guarantor" shall mean any Subsidiary of the Borrower which executes a Subsidiary Guaranty.

            "Subsidiary Guaranty" shall mean any guaranty in favor of each of the Lender Parties substantially in the form of Exhibit XIV, delivered pursuant to Section 3.1(a) or Section 5.18, in each case as the same may be amended, supplemented, restated or otherwise modified.

            "Sufficient Copies" shall mean that number of copies as shall reasonably be requested from time to time by the Agent.

            "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

            "Taxes" shall have the meaning assigned to such term in Section
      2.24.

            "Terminated Lender" shall have the meaning assigned to such term in
      Section 2.25.

            "Termination Date" shall have the meaning assigned to such term in
      Section 2.25.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

            "VPP Subsidiaries" shall mean one or more Subsidiaries of the Borrower formed for the purpose of acquiring one or more production payment or term overriding royalty interest investments from any oil and gas producer.

            "VPP Subsidiaries Investment" shall mean the investment by Borrower or its Subsidiaries of up to $20,000,000, in the aggregate, of capital in one or more VPP Subsidiaries.

            "Working Capital" shall mean for any day the difference between the Borrower's current assets and current liabilities on a consolidated basis, each as stated on the Borrower's consolidated balance sheet on each day; provided, that for purposes hereof, current assets shall be deemed to include the then Available Commitment and current liabilities shall be deemed not to include the current portion, if any, of the Notes, the L/C Exposure or the Senior Notes.

      1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

      1.4 References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears. References in this Agreement to "includes" or "including" shall mean "includes, without limitation," or "including, without limitation," as the case may be. References in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing such statutes, sections, or regulations. Items within a disjunctive clause containing the disjunction "or" are not exclusive of other items in such disjunctive clause.

      1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

      1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate.

      1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

      1.8 Knowledge. As used herein "knowledge" or "knowledge and belief" of the Borrower or any Subsidiary of the Borrower shall mean the knowledge of any executive officer of the Borrower or such Subsidiary; provided, however, that in the case of any matter covered by Sections 4.14 and 5.6 relating to an Oil and Gas Property of the Borrower or a Subsidiary of the Borrower, such "knowledge" or "knowledge and belief" shall mean (a) in the case of an Oil and Gas Property operated by the Borrower or a Subsidiary of the Borrower, the knowledge of the highest ranking field personnel of the Borrower or such Subsidiary assigned to such Property and (b) in the case of an Oil and Gas Property of the Borrower or a Subsidiary of the Borrower that is not operated by the Borrower or such Subsidiary, the knowledge of an operations manager having responsibility for such Property.

                                  ARTICLE II.

                               TERMS OF FACILITIES

      2.1 Loans.

                  (a) Upon the terms and conditions and relying on the
            representations and warranties contained in this Agreement and the other Loan Documents, each Lender severally agrees to make Loans during the Commitment Period on a revolving basis to or for the benefit of the Borrower, in an aggregate principal amount not to exceed at any time outstanding the lesser of the Facility Amount of such Lender or the Percentage Share of such Lender of the Borrowing Base then in effect; provided, however, that notwithstanding the foregoing (i) the outstanding principal balance of all Loans of all Lenders plus the L/C Exposure shall not exceed the lesser of the Commitment Amount or the Borrowing Base at any time or, if any Senior Notes are outstanding, the Maximum Borrowing Base Amount in effect on the date of any such loan, and (ii) the sum of the outstanding principal balance of all Loans by any Lender plus the Percentage Share of such Lender of the L/C Exposure shall not exceed an amount equal to the Percentage Share of such Lender multiplied by the lesser of the Commitment Amount or the Borrowing Base at any time or, if any Senior Notes are outstanding, the Maximum Borrowing Base Amount in effect on the date of any such loan. Loans shall be made from time to time on any Business Day designated by the Borrower in a Borrowing Request.

                  (b) Subject to the terms of this Agreement, during the
            Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section 2.13, each borrowing, conversion, and prepayment of principal, in the case of Base Rate Loans, shall be in an amount at least equal to $100,000 and in multiples of $100,000 thereafter and, in the case of LIBO Rate Loans, shall be in an amount at least equal to $1,000,000 and in multiples of $100,000 thereafter. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a LIBO Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans by all of the Lenders having the same Interest Period shall be at least equal to $1,000,000; and if any borrowing of LIBO Rate Loans having the same interest period would otherwise be in a lesser principal amount, such Loans shall be Base Rate Loans during such period.

                  (c) Not later than 1:00 p.m. New York, New York time, on the date specified for each borrowing of a Loan, each Lender shall make available to the Agent an amount equal to the Percentage Share of such Lender of the borrowing to be made on such date, at an account designated by the Age nt, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions hereof, be made available to the Borrower in immediately available funds, in an account designated from time to time by the Borrower. All Loans by each Lender shall be maintained at the Applicable Lending Office of such Lender and shall be evidenced by the Note of such Lender.

                  (d) The failure of any Lender to make any Loan required to be made by it hereunder shall not relieve any other Lender of its obligation to make any Loan required to be made by it, and no Lender shall be responsible for the failure of any other Lender to make any Loan.

      2.2 Letters of Credit.

                  (a) Upon the terms and conditions and relying on the
            representations and warranties contained in this Agreement, the Agent, as issuing bank for the Lenders, agrees, from the date of this Agreement until the date which is 30 days prior to the Commitment Termination Date, to issue, on behalf of the Lenders in their respective Percentage Shares, Letters of Credit for the account of the Borrower and to renew and extend such Letters of Credit. Letters of Credit shall be issued, renewed, or extended from time to time on any Business Day designated by the Borrower following the receipt in accordance with the terms hereof by the Agent of the written request by a Responsible Officer of the Borrower and a Letter of Credit Application. Letters of Credit shall be issued in such amounts as the Borrower may request; provided, however, that (i) no Letter of Credit shall have an expiration date which is (1) more than 365 days after the issuance thereof or (2) subsequent to one Business Day prior to the Commitment Termination Date or, in the case of standby Letters of Credit posted to secure workman's compensation or replugging obligations or environmental remediation, subsequent to the Commitment Termination Date, (ii) the outstanding principal balance of all Loans of all Lenders plus the L/C Exposure shall not exceed the lesser of the Commitment Amount or the Borrowing Base at any time or, if any Senior Notes are outstanding, the Maximum Borrowing Base Amount in effect on the date of issuance of such Letter of Credit, (iii) the L/C

            Exposure shall not exceed on the date of issuance of any Letter of Credit the product of 0.20 times the then Borrowing Base, and (iv) no Letter of Credit shall be issued in an amount less than $50,000.

                  (b) Upon the issuance of any Letter of Credit, each Lender shall be deemed to purchase a participation from the Agent in the relevant Letter of Credit in an amount equal to the Percentage Share of such Lender of the maximum amount which is or at any time may become available to be drawn thereunder.

                  (c) Each Lender shall be unconditionally and irrevocably
            liable, without regard to the occurrence of any Default or Event of Default, to the extent of the Percentage Share of such Lender, to reimburse, on demand, the Agent, as the issuer of such Letter of Credit, for the amount of each Letter of Credit Payment under such Letter of Credit. Each Letter of Credit Payment shall be deemed to be a Base Rate Loan by each Lender with respect to such Lender's Percentage Share of such Letter of Credit Payment and shall to such extent be deemed a Base Rate Loan under and shall be evidenced by the Note of such Lender. In the event that a Default has occurred and is continuing under Sections 7.1(f) or (g), an amount equal to any Letter of Credit Payment made after the occurrence and during the continuance of such Default shall be payable by the Borrower upon demand by the Agent. Notwithstanding anything contained herein or any other Loan Document (including any Letter of Credit Application), but subject to the provisions of Section 2.13, neither the Agent as the issuing bank nor any such Lender shall have any right to require the Borrower to prepay any amounts for which the Agent as the issuing bank or any Lender might become liable under any Letter of Credit.

                  (d) EACH LENDER AGREES TO INDEMNIFY THE AGENT, AS THE ISSUER
            OF EACH LETTER OF CREDIT, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES OF THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANYKIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR SUCH LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT

            AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER (OTHER THAN THE AGENT AS THE ISSUER OF A LETTER OF CREDIT) SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT AS THE ISSUER OF A LETTER OF CREDIT. THE AGREEMENTS IN THIS SECTION 2.2(D) SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

                  (e) Upon the occurrence and during the continuance of an Event of Default, an amount equal to the amount of the then contingent liability of the Agent as Letter of Credit issuer and the other Lenders under each outstanding Letter of Credit shall, at the option of the Agent and without demand upon or notice to the Borrower, be deemed (as between the Borrower and the Agent) to have been paid or disbursed by the Agent under such Letter of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and the Borrower shall be obligated (i) forthwith to reimburse the Agent for the amount deemed to have been so paid or disbursed by the Agent, and (ii) if the Agent, in its discretion, so demands, to pay to the Agent, forthwith on demand, such additional amounts as may be required so that the aggregate of all amounts previously paid by the Borrower to the Agent under this Section 2.2(e) and Sections 2.13 and 6.5, and not theretofore applied to the payment of amounts due and payable by the Borrower to the Agent with respect to such Letter of Credit shall equal the amount of the then contingent liability of the Agent (and the other Lender Parties) under such Letter of Credit. Any amounts so received by the Agent pursuant to the provisions of the preceding sentence shall be held as collateral security for: first, the repayment, as and when payable hereunder, of the Borrower's Obligations in connection with such Letter of Credit; and second, all other Obligations. The cash collateral so held may, if the Agent agrees in its sole discretion, at the written request of the Borrower, be invested as set forth in Section 2.13; provided that the Agent, on behalf of the Lenders, shall have a perfected security interest in such investment at all times. Any losses of such investments shall be charged against the principal amount invested. Neither the Agent nor any Lender shall be liable for any loss resulting from any investment of such cash collateral at the Borrower's request. The Agent is not obligated hereby, or by any other Loan Document, to make or maintain any investment except upon timely written request of an officer of the Borrower. If and to the extent that (a) all Obligations then due and payable of the Borrower have been fully paid and satisfied, and the commitments and obligations of the Agent (and the other Lender Parties) under such Letter of Credit and related documents and all Loan Documents have terminated or (b) no Event of Default shall any longer be continuing, in the case of payments made under this Section 2.2(e), the Agent shall pay to the Borrower, upon the Borrower's request therefor, all amounts previously paid to the Agent by the Borrower pursuant to this Section 2.2(e), 2.13 or 6.5 and not theretofore applied by the Agent to reduce Obligations then due and payable.

      2.3 [Intentionally Blank].

      2.4 Limitations on Interest Periods. Each Interest Period for LIBO Rate Loans selected by the Borrower (a) which commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last Business Day of the appropriate subsequent calendar month,
(b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise end after the Final Maturity then in effect, shall end on the Final Maturity then in effect, and (d) shall have a duration of not less than one month and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Base Rate Loan during such period.

      2.5 Limitation on Types of Loans. Borrowings of Loans may be outstanding as either Base Rate Loans or LIBO Rate Loans as selected by the Borrower. Anything herein to the contrary notwithstanding, no more than ten (10) separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Base Rate Loans constituting one Loan, and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any borrowing of LIBO Rate Loans for any Interest Period therefor:

                  (a) the Agent determines (which determination shall be
            conclusive, absent manifest error) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in
            Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

                  (b) the Agent or the Required Lenders determine (which
            determination shall be conclusive, absent manifest error) that the rates of interest referred to in the definition of "LIBO Rate" in
            Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not adequately cover the cost to the Lenders of making or maintaining such Loans for such Interest Period, then the Agent shall give the Borrower and the Lenders prompt notice thereof; and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBO Rate Loans or to convert Base Rate Loans into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into a Base Rate Loan in accordance with Section 2.14.

      2.6 Use of Loan Proceeds and Letters of Credit.

      Proceeds of all Loans and Letters of Credit shall be used solely by the Borrower for general corporate purposes of the Borrower or its Subsidiaries as they relate to the acquisition, development and production of Oil and Gas Properties and the repurchase and retirement of Senior Notes and Working Capital.

      2.7 Interest. Subject to the terms of this Agreement (including Section 2.20), interest on the Loans shall accrue and be payable at a rate per annum equal to the lesser of (a) the Highest Lawful Rate or (b) the Adjusted Base Rate for each Base Rate Loan or the Adjusted LIBO Rate for each LIBO Rate Loan. Notwithstanding the foregoing, interest on outstanding principal amounts of the Loans and, to the extent permitted by applicable law, interest on past- due interest, fees and other Obligations, shall accrue at the Default Rate upon maturity and during the continuance of an Event of Default and shall be payable upon demand by the Agent at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any Loan comprised of a LIBO Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a LIBO Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding will be made as, a Base Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

      2.8 Repayment of Loans and Interest.

                  (a) Accrued and unpaid interest on each outstanding Base Rate
            Loan shall be due and payable quarterly commencing on the 31st day of December, 2001, and on the last Business Day of each third calendar month thereafter while any Base Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding LIBO Rate Loan shall be due and payable on the last day of the Interest Period for such LIBO Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced or if there is no such corresponding day, on the last Business Day of the month, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan.

                  (b) The outstanding principal balance of all Loans, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity.

      2.9 General Terms.

                  (a) The outstanding principal balance of the Notes of each
            Lender reflected in the records of such Lender shall be deemed rebuttably presumptive evidence of the principal amount owing on such Notes. The liability for payment of principal and interest evidenced by each such Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

                  (b) Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which any of them is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such

            Lender hereunder or (in the case of the Borrower) a payment to the Agent for the account of one or more of the Lenders hereunder (such payment, in either case, being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and, in reliance upon such assumption, may (but shall not be required to) make the amount thereof available to the intended recipient on such date. If such Lender or the Borrower, as the case may be, have not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent for its account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to, in the case of a Lender as recipient, the Federal Funds Rate or, in the case of the Borrower as recipient, the Adjusted Base Rate.

      2.10 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Notes shall be made without set-off or counterclaim in U.S. Dollars and in immediately available funds. All payments by the Borrower shall be deemed received on the next Business Day following receipt if such receipt is after 2:00 p.m., Eastern Standard or Daylight Saving Time, as the case may be, on any Business Day, and shall be made to the Agent at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

      2.11 Pro Rata Treatment: Adjustments.

                  (a) Except to the extent otherwise expressly provided herein,
            (i) each borrowing of Loans pursuant to this Agreement shall be made from the Lenders pro rata in accordance with their respective Percentage Shares, (ii) each payment by the Borrower of fees payable by the Borrower in respect of Loans shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares, (iii) each payment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with their respective shares of the Loan Balance, (iv) each payment of interest on Loans shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares of the aggregate amount of such interest due and payable to the Lenders, (v) each payment by the Borrower of fees payable by the Borrower in respect of Letters of Credit (other than the fronting fee payable to the Agent or any transactional fees and expenses, including amendment fees or issuance fees payable to the Agent) shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares.

                  (b) Subject to clause (e) below, the Agent shall distribute all payments for the account of the Lenders with respect to the Loans and the Letters of Credit to the Lenders promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrower at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (i) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document, allocated pro rata to each of the Lender Parties in accordance with the fees and expenses due and payable to it as a percentage of the aggregate fees and expenses due and payable by the Borrower, (ii) second, to accrued interest pro rata based on the accrued interest due and payable to each Lender as a percentage of the aggregate interest due and payable by the Borrower on such date,
            (iii) third, pro rata (x) to the Loan Balance, which shall be applied to the principal of the Loans then due and payable in the order which the Borrower specifies or, if the Borrower shall not so specify or if an Event of Default has occurred and is continuing, as the Required Lenders shall determine in their sole discretion and
            (y) to the payment of Obligations pursuant to the Secured Hedging Agreements to the extent such are due and payable as of such date, and (iv) last, to any other Obligations then due and payable.

                  (c) If any Lender (or any Affiliate of any Lender in the case of any Obligation in respect of a Secured Hedging Agreement) (for purposes of this Section, a "Benefitted Lender") shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect of its Obligations, or any proceeds by realization on or with respect to any Collateral securing any of such Obligations (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 7.1(f) or 7.1(g), or otherwise) in an amount greater than such Lender (or Affiliate, if applicable) was entitled to receive with respect to its Obligations pursuant to the terms hereof and of the other Loan Documents, such Benefitted Lender shall purchase for cash from the other Lenders (or Affiliates thereof, if applicable) such portion of the Obligations of such other Lenders (or Affiliates thereof, if applicable), or shall provide such other Lenders (or Affiliates thereof, if applicable) with the benefits of any such Collateral or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds with each of the Lenders (or Affiliates, if applicable) according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lenders (or Affiliates thereof, if applicable), to the extent of such recovery, but without interest. The Borrower agrees that each such Lender (or Affiliate thereof, if applicable) so purchasing a portion of the Obligations of another Lender (or Affiliate of such Lender, if applicable) may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender (or Affiliate thereof, if applicable) were the direct holder of such portion. If any Lender (or Affiliate thereof, if applicable) ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of the Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be forwarded immediately to the Agent for distribution in accordance with the terms of this Agreement.

                  (d) [Intentionally Blank]

                  (e) Notwithstanding any of the provisions of this Section
            2.11, (i) after the occurrence and during the continuance of an Event of Default, the Lenders may apply payments in respect of the Obligations then due and payable in such manner as the Required Lenders shall determine in their sole discretion.

      2.12 Borrowing Base Determinations.

                  (a) The Borrowing Base as of the Closing Date is agreed by the
            Borrower and the Lenders to be $32,500,000; provided that notwithstanding the foregoing, in the event that prior to the initial redetermination of the Borrowing Base pursuant to the provisions of this Section 2.12 (other than pursuant to this clause
            (a)) one or more additional Lenders shall become party to this Agreement and as a result the aggregate Facility Amounts of all of the Lenders shall be in excess of $32,500,000, then, for purposes of this Agreement, the Borrowing Base shall automatically increase by an amount equal to the lesser of $2,500,000 or the amount by which the aggregate Facility Amounts of all of the Lenders including such additional Lenders is in excess of $32,500,000.

                  (b) The Borrowing Base shall be redetermined by the Agent, with the consent of the Lenders, semi-annually effective as of each April 1 and October 1, commencing April 1, 2002, on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including Reserve Reports, and all other information available to the Agent and the Lenders. In addition, the Agent, with the consent of the Lenders, shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base; provided, however, (i) the Agent and the Lenders shall not be obligated to respond to more than one (1) such request during any calendar year in addition to each scheduled semi-annual redetermination provided for above and (ii) no such discretionary redetermination of the Borrowing Base shall be permitted prior to January 1, 2002. Notwithstanding the foregoing, the Agent, with the consent of the Lenders, may at its discretion redetermine the Borrowing Base at any other time and from time to time; provided that, the Agent and the Lenders may not redetermine the Borrowing Base more that one (1) time during any calendar year and no discretionary redetermination of the Borrowing Base by the Agent and the Lenders shall be permitted prior to January 1, 2002.

                  (c) In accordance with the preceding subparagraph (b), a
            preliminary determination of the Borrowing Base shall be made by the Agent within thirty (30) days of the Agent's receiving all of the information required under this Agreement in connection therewith and, upon making such initial determination (which preliminary determination may not exceed the Maximum Borrowing Base then in effect), the Agent shall notify the Lenders of such preliminary Borrowing Base determination. The Lenders, as required below, shall approve such determination by written notice to the Agent within ten
            (10) Business Days of the giving of notice of such determination by the Agent to such Lenders; provided, however that failure by any Lender to confirm in writing the Agent's determination of the Borrowing Base shall be, and shall be deemed, a rejection of such determination. Any change in the Borrowing Base (other than the automatic increase provided in clause (a) of this Section 2.12) shall be subject to the credit approval processes of the Lenders then in effect for loans of this type. If the Lenders or Required Lenders, as the case may be, fail to approve such preliminary determination of the Borrowing Base made by the Agent pursuant to this Section 2.12 during such ten (10) Business Day period, then the Lenders shall as soon as practicable, but in no event later than sixty (60) days after the expiration of such ten
            (10) Business Day period, make a determination of the Borrowing Base based on their sole discretion in accordance with their respective customary practices and standards for oil and gas loans and in accordance with the succeeding subparagraph (d). Upon agreement by the Agent and the Lenders as so required of the amount of credit to be made available to the Borrower hereunder, the Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower. During such 60-day period, the Borrowing Base theretofore in effect shall remain in effect. Any increase in the Borrowing Base shall require the consent of all of the Lenders. Any decrease in the Borrowing Base and any continuation of the Borrowing Base at the same level shall require the consent of the Required Lenders.

                  (d) In connection with any determination or redetermination of the Borrowing Base, the Agent and each Lender shall evaluate the Oil and Gas Properties in accordance with their then existing customary lending procedures for evaluating oil and gas reserves and related assets for loans of this type and in making such determination, the Agent and the Lenders shall consider reserve/engineering information, location of Oil and Gas Properties, total indebtedness of the Borrower and its Subsidiaries (and the terms of such Indebtedness), financial reports, commodity price forecasts, reserve adjustment factors, the discount rate used in calculating the Borrowing Base and any other information and factors deemed pertinent by the Agent and the Lenders for loans of this type made to similar borrowers, in their sole discretion from time to time in each case in accordance with their then existing respective customary lending practices for evaluating oil and gas reserves and related assets. Notwithstanding the foregoing provisions of this
            Section if at any time the preliminary Borrowing Base redetermination by the Agent results in an increase in the Borrowing Base and such Borrowing Base is not approved unanimously by all the Lenders, then, in such event, during the next 60 day period the Borrower may, at its election, terminate the Commitments of such dissenting Lenders pursuant to the procedures set forth in Section
            2.25. At the end of such 60 day period, the Borrowing Base shall be an amount agreed to by the Agent and all of the Lenders. Furthermore, the Borrower acknowledges that the Agent and the Lenders have no obligation to increase the Borrowing Base and may reduce the Borrowing Base, in either case, at any time as provided herein or as a result of any circumstance, and further acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lenders.

      2.13 Mandatory Prepayments. If at any time the sum of the Loan Balance plus the L/C Exposure exceeds the lesser of the Commitment Amount or the Borrowing Base then in effect, the Borrower shall, within 120 days of notice from the Agent of such occurrence, (i) prepay, or make arrangements acceptable to the Required Lenders for the prepayment of, the amount of such excess for application on the Loan Balance, (ii) provide additional collateral, of character and value satisfactory to the Required Lenders in their sole discretion (which value may be in excess of the value of the Material Properties), to secure the Obligations by the execution and delivery to the Agent of Security Instruments in form and substance satisfactory to the Agent acting reasonably, or (iii) effect any combination of the alternatives described in clauses (i) and (ii) of this Section 2.13 and acceptable to the Required Lenders. In the event that a mandatory prepayment is required under this Section
2.13 and the amount required to be prepaid exceeds the Loan Balance, the Borrower shall repay the entire Loan Balance together with accrued interest, and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower or otherwise to the satisfaction of the Agent, deliver to the Agent, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to such excess. So long as no Event of Default shall have occurred and be continuing, the excess cash held by the Agent in satisfaction of the requirement provided in this Section 2.13, if requested by the Borrower, may be invested in cash equivalent short term investments available through the Agent. Any losses on such investment shall be for the account of the Borrower.

      2.14 Voluntary Prepayments and Conversions of Loans.

                  (a) Subject to applicable provisions of this Agreement, the
            Borrower shall have the right at any time or from time to time to prepay Loans.

                  (b) The Borrower may convert Loans of one type or with one
            Interest Period into Loans of another type or with a different Interest Period; provided, however, that (i) the Borrower shall give the Agent notice of each such conversion into all or any portion of a LIBO Rate Loan no less than three Business Days prior to conversion, (ii) any LIBO Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, unless the Borrower pays, within the time period set forth therefor in Section 2.22(e), the amount, if any, required to be paid under Section 2.22(e), (iii) each prepayment, in the case of Base Rate Loans, shall be in an amount not less than $100,000 or incremental amounts of $100,000 in excess thereof or the Loan Balance of such Loans and, in the case of LIBO Rate Loans, shall be in an amount not less than $1,000,000 or incremental amounts of $100,000 in excess thereof or the Loan Balance of such Loans, (iv) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and
            (v) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation except as set forth in clause
            (a) above.

      2.15 Commitment Fees and Usage Fee. To compensate the Lenders for maintaining funds available under the Commitment, the Borrower shall pay to the Agent for the account of such Lenders a fee equal to (i) at all times the Commitments are outstanding and existing, one-half of one percent (0.50%) per annum times the average daily amount of the Available Commitment during the immediately preceding fiscal quarter just ended (or shorter period thereof in the case of the fee for the period from the date of this Agreement and ending December 31, 2001 or the period ending on the Commitment Termination
Date), calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day); such accrued commitment fees shall be payable in arrears on the 31st day of December, 2001, the last Business Day of each third calendar month thereafter during the Commitment Period, and on the Commitment Termination Date.

      2.16 Letter of Credit Fee. The Borrower shall pay to the Agent for the account of the Lenders a letter of credit fee in the amount equal to the Applicable Margin for LIBO Rate Loans in effect at such time per annum, calculated on the basis of a year of 360 days and actual days the Letter of Credit is outstanding (including the first day but excluding the last day), times the average daily amount of the L/C Exposure during the immediately preceding fiscal quarter then ended (or shorter period, as applicable). Accrued letter of credit fees shall be payable quarterly in arrears on the 31st day of December, 2001, the last Business Day of each third calendar month thereafter during the Commitment Period, and at Final Maturity. The Borrower shall pay to the Agent for its own account as the issuer of each Letter of Credit, on the date of issuance or renewal of each Letter of Credit, an issuing fee equal to one-eighth of one percent (.125%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days the Letter of Credit is outstanding (including the first day but excluding the last day), on the face amount of such Letter of Credit during the period for which such Letter of Credit is issued or renewed. The Borrower also agrees to pay on demand to the Agent for its own account as the issuer of the Letters of Credit its customary letter of credit transactional fees and expenses, including amendment fees, payable with respect to each Letter of Credit.

      2.17 Intentionally Blank.

      2.18 Intentionally Blank.

      2.19 Right of Offset. The Borrower hereby grants to the Agent and each Lender (for the benefit of all Lenders) the right, exercisable at such time as any Event of Default shall occur and be continuing, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Agent or such Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof

      2.20 Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower or any Subsidiary Guarantor to each Lender Party under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that contracting therefor or the payment, collection, charging or receipt thereof would be contrary to provisions of law applicable to such Lender Party limiting rates of interest which may be extracted for, payed to or received, charged or collected by such Lender Party. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable to any Lender) with respect to a Lender Party then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (a) the provisions of this Section 2.20 shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement or any other Loan Document, or under any of the other aforesaid agreements or otherwise in connection with this Agreement or any extension of credit hereunder or thereunder by such Lender Party shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender Party herein called the "Highest Lawful Rate"), and any excess shall be credited to the Borrower or such Subsidiary Guarantor by such Lender Party (or, if such consideration shall have been paid in full, such excess promptly refunded to the Borrower or such Subsidiary Guarantor); (c) all sums paid, or agreed to be paid, to such Lender Party for the use, forbearance and detention of the indebtedness of the Borrower or such other Subsidiary Guarantor to such Lender Party hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest otherwise provided pursuant to Section 2.7 together with any other fees payable pursuant to this Agreement and the other Loan Documents and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender Party pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall, to the extent permitted by law, not reduce the interest to accrue to such Lender Party pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest otherwise provided pursuant to Section 2.7 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this
Section 2.20. For purposes of Chapter 303 of the Texas Finance Code, as amended (formerly Chapter 1D of Article 5069 of the Texas Credit Title, Title 79, Vernon's Texas Civil Statutes, as amended), to the extent, if any, applicable to a Lender Party, each Borrower agrees that the Highest Lawful Rate shall be the "weekly ceiling" as defined in said Chapter, provided that such Lender Party may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Lender Party, if greater. Chapter 346 of the Texas Finance Code (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 and which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Notes.

      2.21 Obligations Absolute. Subject to the further provisions of this Section, the Obligations of the Borrower under this Article shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim, or defense to payment or performance which the Borrower may have or have had against the Agent, any Lender, or any other Lender Party, or any beneficiary of any Letter of Credit. The Borrower agrees that none of the Agent or the Lenders or any other Lender Party shall be responsible for, nor shall the Obligations be affected by, among other things, (a) the validity or genuineness of documents or any endorsements thereon presented in connection with any Letter of Credit, even if such documents shall in fact prove to be in any and all respects invalid, fraudulent or forged, AND EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER OR ANY OTHER LENDER PARTY, or (b) any dispute between or among the Borrower or any other Person and any beneficiary or beneficiaries of any Letter of

Credit or any other party to which any Letter of Credit may be transferred, or any claims whatsoever of the Borrower or any other Person against any beneficiary of any Letter of Credit or any such transferee, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER OR ANY OTHER LENDER PARTY; provided, in all respects, that the Agent, as the issuer of Letters of Credit, shall be liable to the Borrower to the extent, but only to the extent, of any damages (other than punitive damages) suffered by the Borrower as a result of the willful misconduct or gross negligence of the Agent as the issuer of Letters of Credit in determining whether documents presented under a Letter of Credit complied with the terms of such Letter of Credit that resulted in either a wrongful payment under such Letter of Credit or a wrongful dishonor of a claim or draft properly presented under such Letter of Credit. In the absence of gross negligence or willful misconduct by the Agent as the issuer of Letters of Credit, the Agent shall not be liable for any error, omission, interruption or delay, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY OTHER LENDER PARTY, in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Agent, the Lenders, the other Lender Parties, and the Borrower agree that any action taken or omitted by the Agent, as issuer of any Letter of Credit, under or in connection with any Letter of Credit or the related drafts or documents, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER OR ANY OTHER LENDER PARTY, if done in the absence of gross negligence or willful misconduct, shall be binding as among the Agent, as issuer of such Letter of Credit or otherwise, the Lenders, the Lender Parties, and the Borrower and shall not put the Agent, as issuer of such Letter of Credit or otherwise, or any Lender or other Lender Party under any liability to the Borrower; provided, however, that no such action taken or omitted to be taken by the Agent shall be binding upon the Borrower as against any Person other than the Agent and the Lenders and the other Lender Parties.

      2.22 Yield Protection.

                  (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Agent and each Lender from time to time, within five (5) Business Days of receipt of the certificate provided for in Section 2.22(c), such amounts as the Agent or such Lender may reasonably determine are necessary to compensate it for any Additional Costs incurred by the Agent or such Lender.

                  (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to each Lender from time to time, within five Business Days of receipt of the certificate provided for in Section 2.22(e), such amounts as such Lender may determine are necessary to compensate such Lender for any actual costs incurred by such Lender attributable to the maintenance by such Lender (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital (other than the Reserve Requirement utilized in the determination of any Adjusted LIBO Rate) in respect of its Commitments, such compensation to include an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office) to a level below that which such Lender (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

                  (c) Without limiting the effect of the other provisions of this Sectio n (but without duplication), in the event that any Regulatory Change or the compliance by the Agent or any Lender therewith shall (i) impose, modify, or hold applicable any reserve, special deposit, or similar requirement against any Letter of Credit or obligation to issue Letters of Credit, or (ii) impose upon the Agent or such Lender any other condition regarding any Letter of Credit or obligation to issue Letters of Credit, and the result of any such event shall be to increase the cost to the Agent or such Lender of issuing or maintaining any Letter of Credit or obligation to issue Letters of Credit or any liability with respect to Letter of Credit Payments, or to reduce any amount receivable in connection therewith, then, within five Business Days of receipt of the certificate provided for in Section 2.22(e), the Borrower shall pay to the Agent or such Lender, as the case may be, from time to time as specified by the Agent or such Lender, the additional amounts indicated in such certificate as sufficient to compensate the Agent or such Lender for such increased cost or reduced amount receivable.

                  (d) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Agent and each Lender, within five Business Days of receipt of the certificate provided for in Section 2.22(e), such amounts as shall be indicated in such certificate as sufficient to compensate them for any loss, cost, or expense incurred by and as a result of
            (i) any payment, prepayment, or conversion by the Borrower of a LIBO Rate Loan on a date other than the last day of an Interest Period for such Loan; or (ii) any failure by the Borrower to borrow a LIBO Rate Loan or to convert a Base Rate Loan into a LIBO Rate Loan on the date for such borrowing or conversion specified in the relevant Borrowing Request or (iii) with respect to a LIBO Rate Loan, the replacement of a Lender pursuant to Section 2.25 other than on the last day of the Interest Period for such Loan.

                  (e) Determinations by the Agent or any Lender for purposes of this Section of the effect of any Regulatory Change on capital maintained, its costs or rate of return, maintaining Loans, issuing Letters of Credit, its obligation to make Loans and issue Letters of Credit, or on amounts receivable by it in respect of Loans, Letters of Credit or such obligations, and the additional amounts required to compensate the Agent and such Lender under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Agent or the relevant Lender shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error. The Agent or the relevant Lender shall (i) notify the Borrower, as promptly as practicable after the Agent or such Lender obtains knowledge of any Additional Costs or other sums payable pursuant to this Section and determines to request compensation therefor, in respect of any event occurring after the Closing Date which will entitle the Agent or such Lender to compensation pursuant to this Section; provided that the Borrower shall not be obligated for the payment of any Additional Costs or other sums payable pursuant to this Section to the extent such Additional Costs or other sums accrued more than 90 days prior to the date upon which the Borrower was given such notice; and (ii) designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for or reduce the amount of such compensation and will not, in the sole opinion of the Agent or such Lender, be disadvantageous to the Agent or such Lender. Any compensation requested by the Agent or any Lender pursuant to this Section shall be due and payable within five Business Days of delivery of any such notice to the Borrower.

      2.23 Illegality. Notwithstanding any other provision of this Agreement, in the event that (a) it becomes unlawful for any Lender or its Applicable Lending Office to (i) honor its obligation to make LIBO Rate Loans, or (ii) maintain LIBO Rate Loans, or (b) the Agent or any Lender becomes subject to restrictions on the amount of a category of liabilities or assets which it may hold, then such Agent or Lender shall promptly notify the Agent and the Borrower thereof. The obligation of such Lender to make LIBO Rate Loans and convert Base Rate Loans into LIBO Rate Loans shall then be suspended until such time as such Lender may again make and maintain LIBO Rate Loans or is not subject to such restrictions, as the case may be, and the outstanding LIBO Rate Loans of such Lender shall, to the extent permitted by law, be converted into Base Rate Loans in accordance with Section 2.14; provided, however, each Lender shall use reasonable efforts to designate a different Applicable Lending Office with respect to any LIBO Rate Loan affected by the matters or circumstances described in this Section to avoid the results provided in this Section if possible, so long as such designation is not disadvantageous to such Lender as determined by it in its sole discretion.

      2.24 Taxes.

                  (a) All payments made by or on behalf of the Borrower under this Agreement and under the other Loan Documents shall be made free and clear of, and without reduction or withholding for or on account of, present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority on the basis of any applicable treaty, law, rule, guideline or regulations or in the interpretation or administration thereof, excluding, in the case of the Agent and each Lender, income and franchise taxes (whether based upon net income, capital or profits) imposed on the Agent or such Lender (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender Party hereunder or under any other Loan Document, the amounts so payable to the Agent or such Lender Party shall be increased to the extent necessary to yield to the Agent or such Lender Party (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are payable by the Borrower, promptly thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender Party, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders and the other Lender Parties for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender Party as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of all Obligations.

                  (b) Each Lender that is not incorporated under the laws of the
            United States of America or a state thereof agrees that, on the date hereof or, if it becomes a Lender in accordance with Section 9.1, on the date of the applicable Assignment Agreement, it will, to the extent it may lawfully do so, deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8 BEN, or Form W- 8ECI or any other applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under any Loan Document, without deduction or withholding of any United States federal income taxes. Each Lender which delivers to the Borrower and the Agent a form pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of such form, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of each such form that such Lender is entitled to receive payments under any Loan Document without deduction or withholding of any United States federal income taxes, unless in any such case, an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      2.25 Replacement or Additional Lenders.

                  (a) If any Lender (i) has notified the Borrower of its
            incurring additional costs under Section 2.22 or the illegality of LIBO Rate Loans under Section 2.23, (ii) has required the Borrower to make payments for Taxes under Section 2.24, or (iii) has informed any Borrower of a Regulatory Change in accordance with Section 2.26, or if a Lender is not in agreement with the amount of any Borrowing Base redetermination which a group of Lenders constituting at least the Required Lenders has approved, then in any such event the Borrower may, unless such Lender has notified the Borrower that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the

            Commitments of such Lender (other than the Agent) (the "Terminated Lender") at any time upon five Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").

                  (b) In order to effect the termination of the Commitments of the Terminated Lender, the Borrower shall (i) obtain an agreement with one or more Lenders to increase their Commitments or (ii) request any one or more Eligible Assignees to become a "Lender" in place and instead of such Terminated Lender and agree to accept its Commitment; provided, however, that such one or more other Eligible Assignees are reasonably acceptable to the Agent and become parties by executing an Assignment Agreement (the Lenders or other institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Facility Amounts of the Replacement Lenders under clauses
            (i) and (ii) above equal the Facility Amount of the Terminated
            Lender.

                  (c) The Notice of Termination shall include the name of the
            Terminated Lender, the date the termination will occur (the "Termination Date"), the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment, and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

                  (d) On the Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment Agreement assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders its Loans (if any) so assigned then outstanding pro rata as aforesaid),
            (ii) the Terminated Lender shall endorse its applicable Note(s), payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note(s) held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and fees accrued and unpaid to the Termination Date, (iv) the Borrower shall, upon request, execute and deliver, at its own expense, new Notes to the Replacement Lenders in accordance with their respective interests, (v) the Borrower shall, upon request, pay any compensation due to the Terminated Lender pursuant to Section 2.22, of which the Borrower shall have received notice pursuant to Section 2.22(e) from the Terminated Lender within three
            (3) Business Days of receipt by such Terminated Lender of a Notice of Termination, and (vi) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender to the extent of such assignment from and after such date with like effect as if becoming a Lender pursuant to the terms of Section 9.1(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 9.1(b). To the extent not in conflict, the terms of Section 9.1(b) shall supplement the provisions of this Section.

                  (e) Any additional Lender becoming a party to this Agreement as contemplated by Section 2.12(a) shall execute and deliver to the Agent and the Borrower a statement of accession setting forth its Facility Amount and otherwise in form and substance reasonably satisfactory to the Agent, evidencing its agreement to be bound as a Lender by all of the provisions of this Agreement and the other Loan Documents, and upon such execution and delivery thereof, such Person shall be a "Lender" for all purposes of this Agreement and the other Loan Documents.

                                  ARTICLE III.

                                   CONDITIONS

      3.1 Conditions Precedent to Initial Loan or Letter of Credit. The Lenders shall have no obligation to make the initial Loans or issue or participate in the initial Letter of Credit on or after the Closing Date unless and until all matters incident to the consummation of the transactions contemplated herein, including the review by the Agent or its counsel of the title, as set forth in clause (i), of the Borrower and the Subsidiary Guarantors or any other Person party to a Security Instrument, to the Mortgaged Properties, shall be satisfactory to the Agent, and (to the extent not previously received to the satisfaction of the Agent in its sole determination) the Agent shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower or the respective Subsidiary Guarantor, as the case may be, all in form and substance satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent :

                  (a) multiple counterparts of this Agreement and each
            Subsidiary Guaranty, as requested by the Agent;

                  (b) the Notes;

                  (c) copies of the Articles of Incorporation or Certificate of
            Incorporation and all amendments thereto and the bylaws and all amendments thereto of the Borrower and each Subsidiary Guarantor (other than Energy Marketing, Gas Services, Michigan Resources and Medallion), accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower and each Subsidiary Guarantor (other than Energy Marketing, Gas Services, Michigan Resources and Medallion), as the case may be, to the effect that each such copy is correct and complete;

                  (d) certificates of incumbency and signatures of all officers of the Borrower and each Subsidiary Guarantor (other than Energy Marketing, Gas Services, Michigan Resources and Medallion) who are authorized to execute Loan Documents on behalf of such entities, each such certificate being executed by the secretary or an assistant secretary of the Borrower or such Subsidiary Guarantor, as the case may be;

                  (e) copies of corporate resolutions approving the Loan
            Documents and authorizing the transactions contemplated herein and therein, duly adopted by the boards of directors of the Borrower and each Subsidiary Guarantor (other than Energy Marketing, Gas Services, Michigan Resources and Medallion) accompanied by certificates of the secretary or an assistant secretary of the Borrower or such Subsidiary Guarantor, as the case may be, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower or such Subsidiary Guarantor, as the case may be, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

                  (f) multiple counterparts, as requested by the Agent, of the following documents (together with any and all supplements or amendments thereto required by the Collateral Agent pursuant to this Agreement and the Loan Documents), creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Collateral Agent in and to the Collateral:

                        (i) the Mortgage from the Borrower and each Mortgagor
                  (or other similar security instrument, agreement or assignment required to perfect a Lien in and to the Mortgaged Properties in the State where such Property is located) covering the Material Properties and all improvements, personal property, and fixtures related thereto, together with ratifications and amendments in form satisfactory to the Collateral Agent relating to each of the Security Instruments executed and delivered by the Borrower or Subsidiary Guarantor prior to the Closing Date;

                        (ii) a Pledge Agreement (together with stock powers and
                  endorsed notes as required thereby) from the Borrower or a Subsidiary of the Borrower, as the case may be, creating a Lien on the equity interests in each Subsidiary of the Borrower (other than Energy Marketing and National Enerdrill), whether held directly or indirectly, and on notes payable to the Borrower or a Subsidiary of the Borrower (excluding intercompany notes), in favor of the Collateral Agent for the benefit of the Lender Parties; and

                        (iii) Financing Statements from the Borrower and each
                  Subsidiary Guarantor as debtor, constituent to the instrument relating to the Mortgage Properties described in clause (i) above and the equity interests and notes described in clause
                  (ii) above;

                  (g) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower and each Subsidiary Guarantor (other than Energy Marketing, Gas Services, Michigan Resources and Medallion) in their respective jurisdictions of organization and in any other jurisdictions where any of them is qualified to do business or, in the case of the Obligors set forth in Exhibit X under the heading "Good Standing", a certificate of an officer of the Borrower attaching copies of the tax returns and other forms filed or to be filed within thirty (30) days of the date hereof by such Obligors with the appropriate Governmental Authority in the respective jurisdictions of organization and other jurisdictions where such Obligor has filed to qualify to do business in such jurisdictions;

                  (h) results of searches of the UCC Records of all States where any Collateral is located from a source acceptable to the Agent and reflecting no Liens against any of the Collateral other than Liens in favor of the Agent or the Collateral Agent, other Permitted Liens and Liens permitted under Section 6.3;

                  (i) Title opinions and other information reasonably acceptable to the Agent covering the Oil and Gas Properties contemplated by
            Section 5.5, of the Title of the Borrower and any Mortgagor to the Mortgaged Properties warranted to be owned by it, free and clear of Liens other than Permitted Liens and Liens permitted under Section 6.3;

                  (j) results satisfactory to the Agent in its discretion of a review of the environmental reports furnished to the Agent by the Borrower in connection with the Mortgaged Property;

                  (k) Intentionally Blank;

                  (l) engineering reports as of December 31, 2000, covering the
            Oil and Gas Properties of the Borrower and its Subsidiaries prepared by Netherland, Sewell and Associates or other independent engineer and engineering reports dated as of June 30, 2001 prepared by or under the supervision of the chief petroleum engineer of the Borrower evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of such date, in each case acceptable to the Agent in its sole discretion;

                  (m) the opinion of counsel to the Borrower and the Subsidiary
            Guarantors, in the form attached hereto as Exhibit VIII, with such changes thereto as may be approved by the Agent;

                  (n) the opinion of special counsel in each State where any
            Collateral is located in the form attached hereto as Exhibit IX, relating to the Mortgaged Properties, with such changes thereto as may be approved by the Agent;

                  (o) certificates evidencing the insurance coverage required pursuant to Section 5.16;

                  (p) [Intentionally Blank];

                  (q) [Intentionally Blank];

                  (r) no change has occurred with respect to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                  (s) copies of (i) the indentures for the Public Debt, which indentures shall permit the guaranties from the Subsidiary Guarantors and the Liens under the Security Instruments and the Subsidiary Guaranties and (ii) the agreements and other documents related to the Production Payment 2001 Facility, in each case satisfactory to the Agent and Certified by the Borrower as being true, correct and complete;

                  (t) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Agent or any Lender may reasonably request; and

                  (u) results reasonably satisfactory to the Agent of a review of the commodity price-risk hedging policies and programs of the Borrower and the Subsidiary Guarantors.

      3.2 Conditions Precedent to Each Loan. The obligations of the Lenders to make each Loan are subject to the satisfaction of the following additional conditions precedent except that items (b), (c) and (d) below shall not be applicable to continuations or conversions into Base Rate Loans where no new funds are advanced:

                  (a) the Borrower shall have delivered to the Agent a Borrowing
            Request at least the requisite time prior to the requested date or time for the relevant Loan; and each statement or certification made in such Borrowing Request shall be true and correct in all material respects on the requested date for such Loan;

                  (b) no Default or Event of Default shall exist or will occur as a result of the making of the requested Loan;

                  (c) no Material Adverse Effect shall have occurred;

                  (d) each of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct and shall be deemed to be repeated by the Borrower or the relevant Subsidiary Guarantor, as the case may be, as if made on the requested date for such Loan, except for any such representations and warranties as are expressly stated to be made as of a particular date which shall remain true and correct as of the date made;

                  (e) the Subsidiary Guaranties and all of the Security
            Instruments shall be in full force and effect and provide to the Lenders the security intended thereby;

                  (f) neither the consummation of the transactions contemplated hereby nor the making or incurrence of such Loan shall contravene, violate, or conflict with any Requirement of Law or the indenture, as amended or modified from time to time, of any of the Public Debt; and

                  (g) the Agent and each Lender shall have received the payment of all fees due and payable by the Borrower hereunder and under the other Loan Documents and the Agent shall have received reimbursement from the Borrower, or special legal counsel for the Agent shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan.

      3.3 Conditions Precedent to Issuance of Letters of Credit. The obligation of the Agent, as the issuer of the Letters of Credit, to issue, renew, or extend any Letter of Credit is subject to the satisfaction of the following additional conditions precedent:

                  (a) the Borrower shall have delivered to the Agent a Letter of
            Credit Application at least three Business Days prior to the requested issuance date; and each statement or certification made in such Letter of Credit Application shall be true and correct in all material respects on the requested date for the issuance of such Letter of Credit;

                  (b) no Default or Event of Default shall exist or will occur as a result of the issuance, renewal, or extension of such Letter of Credit;

                  (c) the terms and provisions of the Letter of Credit or such renewal or extension shall be reasonably satisfactory to the Agent, as the issuer of the Letters of Credit;

                  (d) the conditions precedent set forth in clauses (c) through
            (g) of Section 3.2 shall be satisfied; provided that for purposes of this Section 3.3, (i) the references in clause (d) of Section 3.2 to "the requested date for such Loan" shall be deemed to be a reference to "the requested date for such "Letter of Credit"; (ii) the reference in clause (f) of Section 3.2 to "the making of such Loan" shall be deemed to be a reference to "the issuance of such Letter of Credit"; (iii) the reference in clause (g)(ii) of Section 3.2 to "the date of the requested Loan" shall be deemed to be a reference to "the date of the requested Letter of Credit" and (iv) the reference in clause (g) of Section 3.2 to the "fees due and payable by the Borrower hereunder" shall include, without limitation, the issuing fee payable pursuant to Section 2.16 on the date of issuance or renewal; and

                  (e) the Borrowers shall have delivered to the Agent an opinion of counsel for the Borrowers or other evidence satisfactory to the Agent and the Lenders that the granting of the Liens pursuant to the Security Instruments does not violate the indentures for the Public Debt.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

      To induce the Agent and the Lenders to enter into this Agreement and to extend credit to the Borrower, the Borrower represents and warrants to the Agent and each Lender Party (which representations and warranties shall survive the delivery of the Notes) that:

      4.1 Due Authorization. The execution and delivery by the Borrower of this Agreement, the borrowings hereunder, the execution and delivery by the Borrower and each of the Subsidiary Guarantors of the Notes and the other Loan Documents, the repayment of the Notes and interest and fees provided for in the Notes and this Agreement, and the granting of the Liens and the performance of all obligations of the Borrower and each of the Subsidiary Guarantors under the Loan Documents are within the power of the Borrower or the Subsidiary Guarantor, as the case may be, have been duly authorized by all necessary corporate action by the Borrower or the Subsidiary Guarantor, as the case may be, and do not and will not (a) require the consent of any Governmental Authority to be obtained by the Borrower or such Subsidiary Guarantor, as applicable, (b) contravene or conflict with any Requirement of Law applicable to the Borrower or the Subsidiary Guarantor, as the case may be, or the articles or certificate of incorporation, bylaws, or other organizational or governing documents of the Borrower or such Subsidiary Guarantor, as the case may be, (c) contravene or conflict with any material indenture, instrument, or other agreement, including, without limitation, the indentures for the Public Debt or any other indenture, instrument, or other agreement that, when aggregated with other such agreements, is material, to which the Borrower or the Subsidiary Guarantor, as the case may be, is a party or by which any Property of the Borrower or the Subsidiary Guarantor, as the case may be, may be bound or encumbered, except as could not reasonably be expected to have a Material Adverse Effect, (d) contravene or conflict with any indenture, instrument, or other agreement by which any item of Collateral is bound or to which any such item of Collateral is subject, except as could not reasonably be expected to have a Material Adverse Effect, or (e) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower or the Subsidiary Guarantor, as the case may be, under any such indenture, instrument, or other agreement, other than the Loan Documents.

      4.2 Corporate Existence. The Borrower and each Subsidiary of the Borrower is a Person duly organized, legally existing, and in good standing under the laws of its state of organization and is duly qualified as a foreign entity and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

      4.3 Valid and Binding Obligations. All Loan Documents to which the Borrower or the Subsidiary Guarantor, as the case may be, is a party, when duly executed and delivered by the Borrower or the Subsidiary Guarantor which is a party thereto, will be the legal, valid, and binding obligations of the Borrower or the Subsidiary Guarantor which is a party thereto, enforceable against the Borrower or the Subsidiary Guarantor, as the case may be, in accordance with its respective terms except as limited by bankruptcy, insolvency or similar laws affecting generally the rights of creditors and general principles of equity, whether applied by a court of law or equity.

      4.4 Existing Indebtedness. As of the date hereof, the Borrower and its Subsidiaries have Indebtedness in the aggregate principal amounts set forth in
Exhibit X under the heading "Existing Indebtedness."

      4.5 Security Instruments. The provisions of each Security Instrument executed by the Borrower, or any Subsidiary Guarantor are effective to create in favor of the Agent or the Collateral Agent, a legal, valid, and enforceable Lien in all right, title, and interest of such Person in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of such Person in the Collateral described therein except for Permitted Liens and other Liens permitted by Section 6.3 and except that in the case of the Collateral subject to the Production Payment 2001 Lien and in the case of Collateral subject to a Lien securing Acquisition Indebtedness for such Collateral as described in Section 5.18(c), such Liens shall constitute fully perfected second-priority Liens (except for Permitted Liens and other Liens permitted by Section 6.3) rather than first-priority Liens.

      4.6 Title to Assets. Except as heretofore disclosed to the Agent in writing, insofar as such Property constitutes real property or interests in real property, the Borrower and each Subsidiary Guarantor has good and indefeasible Title to all of its Mortgaged Properties and all of its other Properties which are material, free and clear of Liens, except Permitted Liens. With respect to Property which does not constitute real property or an interest in real property, the Borrower and each Subsidiary Guarantor owns all such other Properties which are material, free and clear of all Liens, except Permitted Liens and Liens otherwise permitted under Section 6.3.

      4.7 Scope and Accuracy of Financial Statements and Reserve Reports. The Financial Statements of the Borrower and its Subsidiaries as of December 31, 2000 and June 30, 2001 (subject, in the case of the Financial Statements as of June 30, 2001, to normal year-end audit adjustments), present fairly the financial position and results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since June 30, 2001, except for fluctuations of oil and gas prices, which could reasonably be expected to have a Material Adverse Effect. The Reserve Reports dated December 31, 2000 and June 30, 2001 and delivered by Borrower pursuant to
Section 5.4 present fairly the reserve position of the Borrower and its Subsidiaries as at the relevant point in time.

      4.8 No Material Misstatements. All written estimates, projections and forecasts furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any of the Lenders for purposes of or in connection with this Agreement, or in connection with any extension of credit hereunder, were and will be prepared on the basis of the good faith estimate of the Borrower's senior management concerning probable financial condition and performance based on assumptions, data, tests or conditions believed to be reasonable or to represent industry conditions existing at the time such estimates, projections or forecasts were made. No other information, exhibit, statement, or report furnished to the Agent or any Lender by or at the direction of the Borrower or any Subsidiary of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading as of the date made or deemed made.

      4.9 Liabilities and Litigation. Except as set forth under the heading "Litigation" in Exhibit X, none of the Borrower or any Subsidiary Guarantor has any liabilities, direct, or contingent, which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any Subsidiary of the Borrower has (a) any unfunded pension liability; Contingent Obligation (other than Contingent Obligations pursuant to this Agreement or the Public Debt) or,
(c) except as set forth under the heading "Litigation" on Exhibit X, any litigation or other action of any nature pending before any Governmental Authority or, to the best knowledge of the Borrower, (i) threatened, against or affecting any Collateral, or, in the case of Environmental Laws, any Property of the Borrower or any Subsidiary of the Borrower, or the facilities located and the operations conducted thereon, or (ii) threatened against or affecting the Borrower or any Subsidiary of the Borrower which, in the case of any such pending litigation or other action and in each case as described in subclauses
(i) or (ii), could reasonably be expected to result in any judgment or liability, individually or when aggregated with all other such judgments or liabilities, as described in clauses (a), (b), or (c), could reasonably be expected to result in aggregate payments or liabilities in excess of the greater of $1,000,000 or 5% of the then Borrowing Base, after giving effect to reasonably expected insurance proceeds and cash reserves established therefor. None of the Borrower or any of its Subsidiaries has any litigation or other action of any nature pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting the ability of the Borrower and its Subsidiaries to enter into, execute, deliver or, taken as a whole, perform in any material respect their obligations under the Loan Documents.

      4.10 Authorizations; Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to be obtained by the Borrower or any Subsidiary of the Borrower to authorize, or is otherwise required in connection with, the valid execution and delivery by the Borrower or any such Subsidiary of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Notes and interest and fees provided in the Notes and this Agreement, or the performance by the Borrower and its Subsidiaries of the Obligations.

      4.11 Compliance with Laws. The Property of the Borrower and each of its Subsidiaries is in compliance with all applicable Requirements of Law, including Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, other than any Requirements of Laws the failure with which to comply, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect.

      4.12 Default. Neither the Borrower nor any Subsidiary of the Borrower is in default of, and no event has occurred which, with the lapse of time or giving of notice, or both, could result in such a default of, (i) any charter document or bylaws of the Borrower or any Subsidiary of the Borrower, or (ii) any agreement or obligation other than an agreement or obligation evidencing or relating to Indebtedness to which the Borrower or any Subsidiary of the Borrower is a party or by which any Property of the Borrower or any Subsidiary of the Borrower may be bound, pursuant to which the obligations of the Borrower and the Subsidiaries of the Borrower in the aggregate under any such agreement or obligation, or the obligations secured thereby, exceed $1,500,000, except such as are being contested in good faith and as to which such reserve as may be required by GAAP shall have been made therefore.

      4.13 ERISA. (a) The Borrower does not, and will not for the term of any Loan, hold "plan assets" of any employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code under circumstances that would contravene the requirements of regulatory authority issued under such provisions of the Code or ERISA by the appropriate regulatory authorities. (b) No Reportable Event has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Borrower, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. Each Plan satisfied the minimum funding requirements under ERISA and the Code as of the last annual valuation date applicable thereto. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or such Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the best knowledge of the Borrower, no such Insolvency or Reorganization which could reasonably be expected to create a liability (after expected insurance payments) in excess of $1,000,000 is likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Borrower and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) will, in the aggregate, have a Material Adverse Effect.

      4.14 Environmental Laws. To the best knowledge and belief of the Borrower, except for matters listed below in this Section 4.14 which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except as described on Exhibit X under the heading "Environmental Matters:"

                  (a) no Property of the Borrower or of a Subsidiary of the
            Borrower is currently on or has ever been on, any federal or state list of Superfund Sites;

                  (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower or any Subsidiary of the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

                  (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances has occurred because of or been caused by the Borrower or any Subsidiary of the Borrower from, affecting, or related to any Property of the Borrower or any Subsidiary of the Borrower or the facilities located and the operations conducted thereon;

                  (d) no Environmental Complaint has been received by the
            Borrower or any Subsidiary of the Borrower;

                  (e) all facilities and property (including underlying
            groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws; and

                  (f) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses.

      4.15 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any "margin stock" regulations promulgated by the Board of Governors of the Federal Reserve System, including Regulations T, U, or X.

      4.16 Investment Company Act Compliance. Neither the Borrower nor any Subsidiary Guarantor is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      4.17 Public Utility Holding Company Act Compliance. Neither the Borrower nor any Subsidiary Guarantor is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      4.18 Proper Filing of Tax Returns; Payment of Taxes Due. The Borrower and each Subsidiary of the Borrower has duly and properly filed its United States income tax returns and all other tax returns which are required to be filed and has paid all taxes shown to be due thereon, except such as are being contested in good faith and as to which adequate provisions and disclosures have been made and except such returns of which the failure to file has not had or would not have a Material Adverse Effect. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

      4.19 Refunds. Except as described on Exhibit X under the heading "Refunds," to the best knowledge and belief of the Borrower, no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission or any other Governmental

Authority exist which could reasonably be expected to result in the Borrower or any Subsidiary of the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

      4.20 Gas Contracts. Except as described on Exhibit X under the heading "Gas Contracts," as of the Closing Date, (a) the Borrower is not obligated, and no Subsidiary of the Borrower is obligated, in any material respect, by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) none of the Borrower or any Subsidiary of the Borrower has produced gas, in any material amount, subject to, and none of the Borrower, any Subsidiary of the Borrower or any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrower or such Subsidiary of the Borrower has established monetary reserves adequate in amount to satisfy such obligations.

      4.21 Intellectual Property. The Borrower and each Subsidiary of the Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower knows of no valid basis for any such claim, and the use of such Intellectual Property by the Borrower and each Subsidiary of the Borrower does not infringe on the rights of any Person, except, in each case, for such claims and infringements as are not, in the aggregate, likely to have a Material Adverse Effect.

      4.22 Labor Matters. Except as disclosed on Exhibit X under the heading "Labor Matters," as of the Closing Date there are no collective bargaining agreements covering the employees of the Borrower or any Affiliates of the Borrower. None of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than those which could not reasonably be expected to have a Material Adverse Effect.

      4.23 Casualties or Taking of Property. Except as disclosed on Exhibit X under the heading "Casualties," since June 30, 2001, no Material Adverse Effect has occurred with respect to the business nor any Property of the Borrower or any Subsidiary of the Borrower as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

      4.24 Locations of Borrower. The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth on the signature pages hereof or at such other location as the Borrower may have, by proper written notice hereunder, advised the Agent, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Agent have been filed.

      4.25 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries other than those described on Exhibit X under the heading "Subsidiaries." As of the date hereof, none of the Borrower or any Subsidiary of the Borrower is a general partner or joint venturer or has partnership or joint venture interests in any Person other than those described in Exhibit X.

      4.26 Good Standing. Borrower and all other Obligors set forth in Exhibit X under the heading "Good Standing" have filed, or will have filed within thirty
(30) days of the date hereof, to qualify to do business in the respective jurisdictions of organization and other jurisdictions as set forth in Exhibit X, including filing all tax returns and other forms necessary to file with the appropriate Governmental Authority in such jurisdictions.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

      So long as any Obligation remains outstanding or unpaid or any Commitments exist, the Borrower shall and shall cause its Material Subsidiaries to:

      5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all Borrower's and of its Subsidiaries' transactions so that at any time, and from time to time, their true and complete financial condition may be readily determined, and promptly following the reasonable request of the Agent or any Lender, make such records available at the Borrower's or its Subsidiaries' place of business upon reasonable prior notice, during normal business hours, for inspection by the Agent or any Lender and, at the expense of the Borrower, allow the Agent or, at the expense of the Borrower during the occurrence of any Event of Default, any Lender to make and take away copies thereof.

      5.2 Quarterly Financial Statements; Compliance Certificates. Deliver to each of the Lenders, on or before the 50th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, Sufficient Copies of the unaudited consolidated and consolidating Financial Statements of the Borrower and its Subsidiaries as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower and its Subsidiaries, subject to changes resulting from normal year-end audit adjustments, and a Compliance Certificate.

      5.3 Annual Financial Statements. Deliver to each of the Lenders, on or before the 100th day after the close of each fiscal year of the Borrower, the annual audited consolidated Financial Statements and unaudited consolidating Financial Statements of the Borrower and its Subsidiaries, and a Compliance Certificate.

      5.4 Oil and Gas Reserve Reports.

                  (a) Deliver to the Agent and each of the Lenders no later than seventy five (75) days after the end of each fiscal year during the term of this Agreement, Sufficient Copies of engineering reports in form and substance reasonably satisfactory to the Agent, certified by any of the Persons listed under the heading

            "Approved Petroleum Engineers" on Exhibit X or any other nationally or regionally- recognized independent consulting petroleum engineers reasonably acceptable to the Agent as fairly and accurately setting forth, in accordance with the principles set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves as at the time are promulgated by the Society of Petroleum Engineers,
            (i) the proven and producing, shut- in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries as of December 31 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and material gas-balancing liabilities of the Borrower or any other Mortgagor.

                  (b) Deliver to the Agent and each of the Lenders no later than fifty (50) days after the end of each second quarterly period of each fiscal year during the term of this Agreement, Sufficient Copies of engineering reports in form and substance reasonably satisfactory to the Agent prepared by or under the supervision of the chief petroleum engineer of the Borrower evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of June 30 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section 5.4(a).

                  (c) Each of the reports provided pursuant to this Section
            shall be submitted to the Agent and the Lenders together with such additional data concerning pricing, quantities of production from the Borrower's or any Mortgagor's or any other of the Borrower's Subsidiary's Oil and Gas Properties, volumes of production sold, hedging positions, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Agent may reasonably request.

      5.5 Title Opinions; Title Defects. Promptly upon the written request of the Agent made no more than once in any calendar year commencing with 2002, furnish to the Agent confirmation of Title reasonably acceptable to the Agent, covering Oil and Gas Properties constituting not less than 81% of the then Risk Adjusted Present Value of the Material Properties described in clause (a) of the definition thereof and 80% of the then net present value of the Material Properties described in clause (b) of the definition thereof, determined in accordance with the most recent Reserve Reports provided to the Agent in accordance with Section 5.4; and promptly, but in any event within 60 days after notice by the Agent of any defect which is material (in the reasonable opinion of the Agent) in value, in the Title of the Borrower or any Subsidiary Guarantor to any of such Oil and Gas Properties, clear such Title defects. In the event any such Title defects are not cured in a timely manner, the value of the affected Oil and Gas Properties shall be excluded from the Borrowing Base, or at the Borrower's election, the Borrower shall pay all related costs and fees incurred by the Agent to cure such Title defects.

      5.6 Notices of Certain Events. Deliver to the Agent promptly upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower or the Borrower's Subsidiary with respect to such event or circumstance:

                  (a) any Default or Event of Default;

                  (b) any default or event of default under any contractual
            obligation of the Borrower or any Subsidiary of the Borrower or any litigation, investigation, or proceeding between the Borrower or any Subsidiary of the Borrower and any Governmental Authority which, in either case, (and if not cured in the case of any such default or event of default, as the case may be) could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding involving the Borrower or any
            Subsidiary of the Borrower as a defendant or in which any Property of the Borrower or any Subsidiary of the Borrower is subject to a claim and in which the amount of the claim against the Borrower or any Subsidiary of the Borrower is $1,000,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

                  (d) [Intentionally blank];

                  (e) [Intentionally blank];

                  (f) [Intentionally blank];

                  (g) any Reportable Event or imminently expected Reportable
            Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, the Borrower or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto; and

                  (h) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

      5.7 Additional Information. Furnish to the Agent, (a) within five Business Days after any material report (other than financial statements) or other communication is sent by the Borrower to its stockholders or filed by the Borrower with the Securities and Exchange Commission or any successor or analogous Governmental Authority, Sufficient Copies of such report or communication and, promptly upon the request of the Agent, (b) such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower and its Subsidiaries as the Agent may from time to time reasonably request including without limitation, all such information that the Borrower or any Subsidiary of the Borrower may have or receive with respect to the Collateral and (c) notice not less than ten (10) Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Agent, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

      5.8 Compliance with Laws. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, (a) comply with all Requirements of Law applicable to the Borrower or any Subsidiary, including (i) the Natural Gas Policy Act of 1978, as amended, (ii) ERISA, (iii) Environmental Laws, and (iv) all permits, licenses, registrations, approvals, and authorizations (A) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower or any Subsidiary, (B) required for the performance of the operations of the Borrower or any Subsidiary, or (C) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and (b) require that all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease and other contractual provisions) of the Borrower or any Subsidiary, while such Persons are acting within the scope of their relationship with the Borrower or any Subsidiary, comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower or any Subsidiary to so comply. For purposes of this Section 5.8, "Subsidiary" means a Subsidiary of the Borrower.

      5.9 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower or any Subsidiary of the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

      5.10 Maintenance of Corporate Existence and Good Standing. (a) Maintain its existence and good standing in its jurisdiction of organization and (b) maintain its corporate qualification and good standing in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted by the Borrower or any Subsidiary of the Borrower necessitates same, unless the failure to do so would not have a Material Adverse Effect.

      5.11 Payment of Notes; Performance of Obligations. Pay the Notes according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

      5.12 Further Assurances. Promptly after discovery thereof cure any defects, errors, or omissions in the execution and delivery of any of the Loan Documents required to be executed by the Borrower or any of the Subsidiary Guarantors and execute, acknowledge, and deliver to the Agent such other assurances and instruments as shall, in the reasonable opinion of the Agent, be necessary to fulfill the terms of the Loan Documents.

      5.13 Fees and Expenses.

                  (a) Upon request by the Agent, promptly pay to or reimburse the Agent or the Collateral Agent, as applicable, for all reasonable third-party fees, out-of-pocket costs and expenses of the Agent and the Collateral Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Agreement and the other Loan Documents, and any and all amendments, restatements and supplements thereof and thereto, the filing and recordation of the Security Instruments, and the consummation of the transactions contemplated by the Loan Documents, including reasonable fees and expenses of legal counsel and, to the extent retained after an Event of Default in connection with "workout" or enforcement of this Agreement and the other Loan Documents, auditors and accountants acting for both the Agent and the Collateral Agent.

                  (b) Upon request by the Agent (which shall be made promptly after any request by the Collateral Agent or any Lender), promptly pay (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred during the continuance of an Event of Default by or on behalf of the Agent, the Collateral Agent or any other Lender Party: (i) to satisfy any obligation of the Borrower or any Subsidiary of the Borrower under any of the Loan Documents; (ii) to collect the Obligations; (iii) to enforce the rights of the Agent, the Collateral Agent, and the Lender Parties under any of the Loan Documents, whether or not in an Insolvency Proceeding; (iv) to protect the Properties or business of the Borrower and any Subsidiary of the Borrower including the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Agent and which amounts shall include all court costs and reasonable fees and expenses of legal counsel, auditors and accountants, petroleum engineers, and environmental and insurance consultants; (v) in connection with the participation by the Agent and the Lenders as members of the creditors' committee in a case commenced under any Insolvency Proceeding; (vi) in connection with lifting the automatic stay prescribed in Section 362 Title II of the United States Code; and (vii) in connection with any action pursuant to Section 1129 Title II of the United States Code, all as shall be reasonably incurred by the Agent, the Collateral Agent, and the Lender Parties during the continuance of an Event of Default in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Default Rate on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent, the Collateral Agent, or any Lender Party until the date it is repaid to the Agent, the Collateral Agent, or such Lender Party, with the obligations under this Section, to the extent permitted by law, surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and each Subsidiary Guarantor and/or a trustee, receiver, custodian, or liquidator of such Borrower and each Subsidiary Guarantor appointed in any such case.


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
      5.14 Operation of Oil and Gas Properties. Develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards or make reasonable and customary efforts to cause such Properties to be so operated.

      5.15 Maintenance and Inspection of Properties. Use reasonable and customary efforts to maintain or cause to be maintained all of its material tangible Property in good repair and condition, ordinary wear and tear excepted; make all reasonably necessary replacements thereof and permit any authorized representative of the Agent, the Collateral Agent or any Lender to visit and inspect at any reasonable time and upon reasonable notice any tangible Property of the Borrower or any Subsidiary of the Borrower; provided, however, that any expenses incurred in connection with any such visit or inspection shall be reimbursed by the Borrower if required under Section 5.13.

      5.16 Maintenance of Insurance. Maintain insurance with respect to its Property and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Required Lenders and, within 30 days of the Closing Date furnish the Collateral Agent evidence of maintenance of property damage insurance covering Collateral which names the Collateral Agent as a loss payee and as additional insured as its interest may appear, and, upon any renewal of any such insurance and at other times upon reasonable request by the Collateral Agent, furnish to the Collateral Agent evidence, reasonably satisfactory to the Collateral Agent, of the maintenance of such insurance. The Collateral Agent shall have the right to collect, and the Borrower hereby assigns and the Subsidiary Guarantors pursuant to the other Loan Documents have assigned to the Collateral Agent, any and all monies that may become payable under any policies of insurance by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction of Collateral at such time as a Default or an Event of Default has occurred and is continuing, the Collateral Agent may, at its option, apply all or a portion of any insurance proceeds received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. The prepayment of any LIBO Rate Loan by the application of such insurance proceeds shall not require the Borrower to pay any penalty or premium, including any yield protection amounts which otherwise would be payable upon such prepayment under Section 2.22. In the event of any such damage, loss, or destruction of Collateral at a time when no Default or Event of Default has occurred and is continuing, the Collateral Agent shall deliver any such proceeds received by it to the Borrower. In the event the Collateral Agent receives insurance proceeds not attributable to Collateral, the Collateral Agent shall deliver any such proceeds to the Borrower.

5.17 Indemnification. INDEMNIFY AND HOLD THE AGENT, THE COLLATERAL AGENT, THE ARRANGER AND EACH OF THE LENDERS AND EACH OF THE OTHER LENDER PARTIES AND THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE AGENT, THE COLLATERAL AGENT, THE DOCUMENTATION AGENT, THE CO-ARRANGER, THE ARRANGER AND THE OTHER LENDERS AND LENDER PARTIES UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY


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
KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (a) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF OR THE FAILURE OR ALLEGED FAILURE OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER TO COMPLY WITH ENVIRONMENTAL LAWS,
(b) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY SUBSIDIARY OF BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY SUBSIDIARY OF BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (c) ANY RESIDUAL CONTAMINATION OF ANY HAZARDOUS SUBSTANCE ON OR UNDER ANY PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF BORROWER, (d) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY SUBSIDIARY OF BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER OR ANY SUBSIDIARY OF BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (e) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE AGENT OF A CLAIM OR DRAFT PRESENTED THEREUNDER WHERE SUCH CLAIM OR DRAFT CONFORMED ON ITS FACE TO SUCH LETTER OF CREDIT, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE AGENT, THE COLLATERAL AGENT, THE ARRANGER OR ANY LENDER OR LENDER PARTY OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE AGENT, THE COLLATERAL AGENT, THE ARRANGER OR THE LENDERS OR ANY OTHER LENDER PARTY UNDER ANY SECURITY INSTRUMENT; PROVIDED, HOWEVER, THE FOREGOING CLAUSES (a) THROUGH (e) SHALL NOT APPLY TO ANY CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION OR REQUIREMENT ATTRIBUTABLE TO (i) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY PERSON TO BE INDEMNIFIED OR (ii) ANY ACTION OR INACTION OF ANY PERSON TO BE INDEMNIFIED SUBSEQUENT TO THE EXERCISE OF OWNERSHIP RIGHTS AFTER ANY FORECLOSURE ACTION WITH RESPECT TO ANY OF THE COLLATERAL TO THE EXTENT, WITH RESPECT TO SUCH COLLATERAL, SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION OR REQUIREMENT ARISES SUBSEQUENT TO THE EXERCISE OF OWNERSHIP RIGHTS AFTER ANY FORECLOSURE ACTION WITH RESPECT TO SUCH COLLATERAL, AND TO THE EXTENT SUCH PERSON IS A "PERSON IN CONTROL" UNDER ANY ENVIRONMENTAL LAW. THE FOREGOING INDEMNITY SHALL SURVIVE SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY AND INDEFEASIBLY IN CASH FROM THE BORROWER OR A SUBSIDIARY GUARANTOR AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF.

      5.18 Liens on Material Properties; Additional Guaranties and Mortgages.


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
                  (a) Cooperate in good faith with the Agent to execute from time to time such documents and instruments as the Agent may reasonably request and (ii) execute and deliver and cause to be executed and delivered instruments and documents, in each case, to assure that Properties constituting Material Properties are at all times subject to a first priority Lien (or, in the case of the Properties subject to the Production Payment 2001 Lien or Acquired Property, a second priority Lien subordinate to the Production Payment 2001 Lien or the Lien securing such Acquisition Indebtedness, as the case may be) in favor of the Collateral Agent (subject to Permitted Liens and Liens permitted under Section 6.3) to secure the Obligations (other than Hedging Obligations, if any, which are not Secured Hedging Obligations).

                  (b) If after the date hereof, the Borrower, or any Subsidiary of the Borrower, shall form or acquire any Subsidiary, including a VPP Subsidiary, or any such Subsidiary of the Borrower or a Subsidiary of the Borrower shall begin commercial operations, the Borrower shall execute, or cause its relevant Subsidiary to execute, a Pledge Agreement substantially in the form of those delivered pursuant to Section 3.1(f)(ii) pledging the equity interest of the Borrower or such Subsidiary of the Borrower in such Subsidiary and any notes (excluding intercompany notes) payable to such Subsidiary to the Collateral Agent for the benefit of the Lender Parties to secure the Obligations (other than Hedging Obligations, if any, which are not Secured Hedging Obligations) of the Borrower and its Subsidiaries pursuant to this Agreement and the Loan Documents; shall execute or cause its Subsidiary to execute and deliver to the Collateral Agent all other documents and instruments (including UCC-1 Financing Statements) and take all other actions with respect to the creation and maintenance of such Lien as the Agent or Collateral Agent may reasonably request; and shall deliver to the Agent and the other Lender Parties such opinions of counsel satisfactory to the Agent with respect to such Pledge Agreement, which opinions shall be in form and substance reasonably satisfactory to the Agent, as the Collateral Agent or Agent may reasonably request; provided, however, that notwithstanding the foregoing, the Borrower and its Subsidiaries shall not be obligated to pledge the equity interests of the Borrower and its Subsidiaries in any VPP Subsidiary to the Collateral Agent if (i) such pledge is prohibited under the terms of such VPP Subsidiary's organizational documents, (ii) such equity interests are held by a Subsidiary of the Borrower which only business or activity is owning, either directly or through another Subsidiary, equity interests in VPP Subsidiaries, and which only Properties consist of such equity interests (such Person a "VPP SPV") or are held by a Subsidiary of the Borrower all of the outstanding capital stock of which is held by a VPP SPV and (iii) the equity in such VPP SPV is pledged as provided in this clause (b).

                  (c) The Borrower shall also cause any Subsidiary (whether
            owned, formed or acquired) of the Borrower (other than a VPP Subsidiary) which has or which acquires Property such that its Property has a value in excess of $1,000,000 or which begins commercial operations to become a Subsidiary Guarantor with respect to, and jointly and severally liable with all other Subsidiary Guarantors for, all the Obligations (other than Hedging Obligations, if any, which are not Secured Hedging Obligations) of the Borrower under this Agreement and all other Loan Documents by executing and delivering to the Agent for the benefit of the Lender Parties a Subsidiary Guaranty substantially in the form of Exhibit XIV; to execute and deliver to the Collateral Agent a Mortgage substantially in the form of those delivered pursuant to Section 3.1(f)(i) (with such changes as the Collateral Agent may reasonably request) creating a first priority Lien in favor of the Collateral Agent for the benefit of the Lender Parties (subject to Permitted Liens and Liens permitted under Section 6.3) securing all the Obligations (other than Hedging Obligations, if any, which are not Secured Hedging Obligations) of the Borrower and such Subsidiary under this Agreement, the Subsidiary Guaranty and any other Loan Document as may be requested to assure that Properties constituting Material Properties are subject to a Lien in favor of the Collateral Agent securing the Obligations; to execute and deliver to the Collateral Agent all other documents and instruments (including UCC-1 Financing Statements) and take all other actions with respect to the creation and maintenance of such Lien as the Agent or Collateral Agent may reasonably request; and to deliver to the Agent and the other Lender Parties such opinions of counsel satisfactory to the Agent with respect to such Security Instruments, which opinions shall be in form and substance satisfactory to the Agent, as the Collateral Agent or Agent may reasonably request; provided, that notwithstanding the foregoing, to the extent that such Subsidiary shall acquire such Property with the proceeds of Indebtedness of the type described in Section 6.1(g) or (h) (such Property herein "Acquired Property" and such Indebtedness herein "Acquisition Indebtedness"), the Liens required pursuant to this Section 5.18(c) with respect to such Property may be a second priority Lien behind a Lien securing such Acquisition Indebtedness rather than a first priority lien and, provided further, that to the extent such Acquisition Indebtedness prohibits the granting of a second priority Lien, the Borrower shall, in lieu of taking the action set forth above in this clause (c), cause the Acquired Property to be acquired by a special purpose acquisition Subsidiary of the Borrower which only business or activity is owning, operating, producing, drilling and/or developing such Acquired Property and shall cause such Subsidiary to execute a Pledge Agreement and take the other actions contemplated by clause (b) above.

                  (d) If, after the date hereof, the Borrower or any Subsidiary of the Borrower (i) sells, transfers or otherwise disposes of, in a transaction permitted under Section 6.5 hereof, any assets subject to a Lien in favor of the Collateral Agent, all of the capital stock owned by it of a Subsidiary Guarantor or any equity that is pledged pursuant to a Pledge Agreement or (ii) enters into any transaction permitted under the proviso of the first sentence of Section 6.10 hereof, (1) the Liens with respect to any such assets so sold, transferred or disposed of shall automatically be deemed to have been released, (2) any Pledge Agreements executed by the holder of any equity that is the subject of a transaction permitted under
            Section 6.5(f) to the extent such Pledge Agreement relates to such equity shall automatically be deemed to have been terminated, (3) any Subsidiary Guaranty executed by the issuer of any equity that is the subject of a transaction


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
            permitted under Section 6.5(f) shall automatically be deemed to have been terminated and (4) any Pledge Agreements applicable to the equity of a Subsidiary that is a party to a transaction permitted under the proviso of the first sentence of Section 6.10 to the extent such Pledge Agreement relates to such equity shall automatically be deemed to have been terminated, and the Collateral Agent shall at the expense of the Borrower execute all such documents and instruments (including UCC-3 Financing Statements) and take all such other actions as may be reasonably necessary to effect the foregoing. Each Lender Party hereby authorizes the Collateral Agent to take the actions contemplated by this clause (d).

                  (e) If on or after January 1, 2002 (i) any or all of
            Medallion, Gas Services or Michigan Resources shall not have been merged into KCS Resources, Inc. or (ii) Energy Marketing shall not have been merged into KCS Energy Services, Inc., then the Borrower shall no later than January 15, 2002 cause to be delivered to the Agent with respect to any of Medallion, Gas Services, Michigan Resources and Energy Marketing which is not merged as aforesaid, certificates of secretaries or assistant secretaries thereof, board resolutions, good standing certificates, and opinions of counsel, satisfactory to the Agent, with respect to such Subsidiary's Subsidiary Guaranty and such Subsidiary as the Agent may reasonably request, including certificates and opinions to the effect of the certificates and opinions delivered pursuant to clauses (c), (d),
            (e), (g), (m) and (t) of Section 3.1

      5.19 Maintenance of Agreements, etc. Take all commercially reasonable efforts to maintain all rights and privileges useful or necessary in the conduct of its business.

      5.20 Hedging. Each Hedging Agreement shall have as parties the Borrower or a Subsidiary Guarantor and a Qualified Swap Counterparty at the time such Hedging Agreement is entered into. The obligations of the Borrower pursuant to any Hedging Agreement of the Borrower entered into, in the Borrower's discretion, with any Lender or an Affiliate of a Lender may, if so elected by such Lender or Affiliate of a Lender, be secured by the Collateral pursuant to the Security Instruments (each such Hedging Agreement, a "Secured Hedging Agreement"); all other Hedging Agreements shall be unsecured.

                                  ARTICLE VI.

                               NEGATIVE COVENANTS

      So long as any Obligation remains outstanding or unpaid or any Commitments exist, the Borrower will not and will not permit any Material Subsidiary (or in the case of Section 6.1, any Subsidiary) of the Borrower to:

      6.1 Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith and


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
as to which such reserve as is required by GAAP has been made, (c) up to $80,000,000 in the aggregate of Senior Notes, (d) up to $125,000,000 in the aggregate of the notes issued pursuant to the indenture described in clause (ii) of the definition of Public Debt, (e) up to $80,000,000 in the aggregate of Subordinated Indebtedness other than that described in clause above; provided that at no time shall the face principal amount of such other Subordinated Indebtedness plus the principal amount of the then outstanding Senior Notes exceed $80,000,000 in the aggregate, (f) the Production Payment 2001 Obligations, (g) Indebtedness, the proceeds of which is used by the Borrower and the Subsidiary Guarantors to acquire Oil and Gas Properties, provided that (i) such Indebtedness is either borrowed from the Lenders or is otherwise acceptable to the Agent and the Lenders acting reasonably and (ii) after giving effect to the incurrence thereof, no Default or Event or Default shall have occurred and be continuing, Indebtedness of Subsidiaries of the Borrower other than Subsidiary Guarantors which is not recourse directly or indirectly to the Borrower and its other Subsidiary Guarantors; provided such Indebtedness is acceptable to the Agent acting reasonably and (ii) after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred and be continuing and Indebtedness not otherwise permitted under this Section 6.1 which does not exceed at any one time the aggregate principal amount of $1,000,000.

      6.2 Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guaranties and performance surety or other bonds provided in the ordinary course of business, including guaranties and letters of credit supporting such performance obligations, (b) trade credit incurred or operating leases entered into in the ordinary course of business, (c) guaranties and contribution obligations under the Public Debt (d) endorsements of instruments for deposit or collection in the ordinary course of business (e) guaranties of any other Indebtedness permitted under Section 6.1(c) through (e) or Section 6.1(g) or Section 6.1(i), and (f) Contingent Obligations in favor of any Lender Party in its capacity as such; provided, however, that nothing herein shall restrict the existence and performance by the Borrower or any Material Subsidiary of the Production Payment 2001 Facility or the Production Payment 2001 Obligations.

      6.3 Liens. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to (a) Permitted Liens, (b) landlord's Liens in any Property which is not Collateral,
(c) Liens existing on cash deposits in connection with the defeasance of Indebtedness permitted in Section 6.1(d), (d) Liens incurred in the ordinary course of business covering deposit accounts in favor of the depository institution holding such accounts and arising in connection with obligations of the Borrower or any Subsidiary Guarantor arising from any such accounts, (e) Liens securing the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and similar obligations (other than for payment of Debt) and covering Property which is not Collateral, (f) Liens on Acquired Property securing Acquisition Indebtedness related thereto to the extent permitted pursuant to the proviso of Section 5.18(c), and (g) Liens described on Exhibit X under the heading "Liens".

      6.4 Negative Pledge Agreements. Create, enter into, execute, incur, assume or permit to exist, any contract, agreement or understanding (other than the Loan Documents) which in any manner grants, conveys, creates or imposes, or which in any way prohibits or restricts the


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
granting, conveying, creation or imposition of, any Lien on any Property of the Borrower, or which requires the consent of, or notice to, other Persons in connection therewith; provided, however, the foregoing restrictions shall not apply to (a) any of the foregoing as may be required under any Indebtedness permitted under Section 6.1, and (b) any of the foregoing with respect to any Liens permitted pursuant to Section 6.3.

      6.5 Sales of Assets. Sell, transfer, or otherwise dispose of, in one or any series of transactions, assets, whether now owned or hereafter acquired or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business other than the sale of a production payment and provided that no contract for the sale of hydrocarbons shall obligate the Borrower or its Subsidiary, as the case may be, to deliver hydrocarbons produced from any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in the business of such Borrower, (c) the sale of Specified Assets on or before April 1, 2002, (d) the sale of emission credits relating to any Oil and Gas Property; provided such emission credits are not necessary for the efficient operation of such Oil and Gas Property and will not increase the cost of operating such Oil and Gas Property as contemplated by the most recent Reserve Report delivered pursuant hereto, will not change the value of such Oil and Gas Property and will not increase the Borrower's or the Borrower's Subsidiary's, as the case may be, operational risk, (e) in addition to sales permitted by clauses
(a), (b), (c) and (d) above arms- length sales of assets in any Sales Period having in the aggregate a value not in excess of $1,000,000, or (f) the capital stock of any Subsidiary of the Borrower where the only assets of such Subsidiary consist of assets the sale of which would be permitted under one or more of the preceding clauses (a) through (e) of this Section 6.5. For purposes of this
Section 6.5, the value of any Property shall be the discounted present value of such Property as shown on the most recent Reserve Report delivered to the Agent pursuant to this Agreement. Cash proceeds received by the Borrower or any of its Subsidiaries from the sales of assets permitted hereby (other than the Specified Assets) shall either be (i) reinvested in substantially similar assets within 120 days after such sale or (ii) used for general corporate purposes, subject to a concurrent adjustment of the Borrowing Base to eliminate the amount attributable by the Required Lenders to the sold assets in the most recent Borrowing Base determination under Section 2.12 and repayment within thirty days of any amounts required pursuant to Section 2.13 as a result of such redetermination. Sale of any asset not expressly permitted in this Section 6.5 shall require prior approval by the consent of the Agent and the Required Lenders. Net proceeds received from the sales of Specified Assets not reinvested or used as provided in the second next preceding sentence shall be applied promptly to payment of outstanding Loans and to secure L/C Exposure of the Borrower.

      6.6 Leasebacks. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred; provided that the foregoing restrictions of this Section 6.6 shall not apply to Property (which Property is not Oil and Gas Property) with a fair market value not in excess of $500,000.

      6.7 Loans; Advances; Investments. Except as permitted by Section 6.1, make or agree to make or allow to remain outstanding any loans or advances to or acquire Investments in,


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
guaranty the Indebtedness of, or purchase or otherwise acquire all or substantially all of the assets of any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business, (c) the purchase or acquisition of Oil and Gas Properties located in or offshore North America, (d) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year from the date of acquisition, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-1 by Moody's Investor Service, Inc. or A-1 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, and (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Agent, any Lender, or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $500,000,000, (e) other short-term Investments similar in nature and degree of risk to those described in clause
(d) of this Section, (f) the VPP Subsidiaries Investment and (g) Investments by the Borrower or any Subsidiary of the Borrower in the Borrower or any of its Subsidiaries; provided, that notwithstanding the foregoing clause (g), Investments by the Borrower or any Subsidiary of the Borrower in any Subsidiaries that are not Subsidiary Guarantors shall not exceed $750,000 in the aggregate for all such Investments in all such Subsidiaries which are not Subsidiary Guarantors. Notwithstanding the foregoing clause (f), Borrower shall be permitted to make the VPP Subsidiaries Investment only if (i) the applicable VPP Subsidiary agrees with the Lenders in writing to incur only non-recourse Indebtedness and (ii) the Borrower pledges or causes to be pledged its direct or indirect equity interest in the VPP Subsidiary to the Collateral Agent for the benefit of the Lender Parties as additional security for the Borrower's obligations under this Agreement in accordance with, and if required under,
Section 5.18(b) hereof.

      6.8 Dividends and Distributions. Declare, pay, or make, whether in cash or Property of the Borrower, any dividend or distribution on or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock; provided, however, the foregoing restriction shall not apply to (i) dividends paid in or other payments made in capital stock of the Borrower or options, interests or other rights to purchase any such capital stock or (ii) the direct conversion of the Preferred Stock to Common Stock of the Borrower pursuant to the Borrower's articles of incorporation, (iii) the prepayment, purchase or redemption of Preferred Stock using the Net Cash Proceeds from the issuance of equity securities for such prepayment, purchase or redemption, or (iv) the payment of cash dividends on the Preferred Stock in accordance with the Borrower's articles of incorporation as in effect on the date hereof.

      6.9 Environmental Matters. Cause or permit any of its Property to be in violation of any Environmental Law or do anything or permit anything to be done that would subject any of its Property to be subject to any remedial obligations under any Environmental Law, assuming disclosure to applicable Governmental Authorities of all relevant facts, conditions, and circumstances, except where the foregoing would not have a Material Adverse Effect.


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      6.10 Merger, etc.; Changes in Corporate Structure. Enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution) other than the merger of Subsidiaries; provided, however, the foregoing restriction shall not apply to any such consolidation, merger, amalgamation, liquidation, winding up, or dissolution involving a Subsidiary having only assets the sale of which would be permitted under Section 6.5 hereof. The Borrower will not, nor will it permit any Subsidiary of the Borrower to amend or otherwise modify its organizational documents or its structure, activities or nature, as applicable, in any manner that could reasonably be expected to have a Material Adverse Effect.

      6.11 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) not otherwise permitted by this Agreement with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

      6.12 Lines of Business. Expand, on its own or through any Subsidiary, into any line of business other than those in which the Borrower is engaged as of the date hereof and those reasonably and directly related thereto.

      6.13 ERISA Compliance. Permit the Borrower to hold "plan assets" of any employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code under circumstances that would contravene the requirements of regulatory authority issued under such provisions of the Code or ERISA by the appropriate regulatory authorities, or permit any Plan maintained by it or any Commonly Controlled Entity to (a) engage in any Prohibited Transaction, (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, or (c) terminate in a manner which could result in the imposition of a Lien on any Property of the Borrower pursuant to Section 4068 of ERISA; or assume an obligation to contribute to any Multiemployer Plan; or acquire any Person or all or substantially all of the assets of any Person which has now or has had at any time an obligation to contribute to any Multiemployer Plan.

      6.14 Subordinated Indebtedness; Production Payments. Materially amend or modify any of the terms or provisions of any documents, notes, or agreements governing or evidencing the Subordinated Indebtedness or the Senior Notes, including any term or provision which accelerates or increases the Subordinated Indebtedness or the Senior Notes, or, at any time following the occurrence and during the continuance of any Event of Default, make any payments, whether in cash or other Property, on or with respect to the Subordinated Indebtedness except payments (but not prepayments or defeasance) of interest and principal in accordance with the terms of such Subordinated Indebtedness; provided, however, the foregoing restriction shall not prevent the renewal or extension of the Subordinated Indebtedness or the Senior Notes so long as no other terms are materially amended or modified. The Borrower shall not prepay, redeem, purchase or defease any Subordinated Indebtedness or renew, rearrange or materially amend or modify the Production Payment 2001 Facility other than prepayments thereof and other than immaterial modifications to the terms and delivery schedules thereof; provided such modifications shall not alter the then remaining weighted average life of such scheduled amounts of production.


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      6.15 Use of Proceeds. Permit the proceeds of any Loan or any Letter of
Credit to be used for any purpose other than as expressly permitted in Section 2.6.

      6.16 Intentionally Blank.

      6.17 Change of Ownership. Allow a Change of Control to occur.

      6.18 Capital Expenditures. Make any capital expenses except for (i) expenditures associated with proved, non-producing and development reserves, the replacement of production, acquisitions, investments in volumetric production payments, exploration and (ii) other expenditures of $500,000 or less in any Sales Period.

      6.19 Working Capital. Permit Working Capital to be at any time less than the sum of $1 plus the greater of $7,000,000 and an amount equal to 10% of the Borrowing Base at such time.

      6.20 Interest Coverage Ratio. Permit, as of the close of any fiscal quarter, the ratio of Adjusted EBITDA for the preceding four fiscal quarters (including the quarter most recently ended) to (b) Interest Expense for the preceding four fiscal quarters to be less than 2.75 to 1.0.

      6.21 Debt to Adjusted EBITDA Ratio. Permit, as of the close of any fiscal quarter the ratio of (a) Debt to (b) Adjusted EBITDA for the preceding four fiscal quarters to be more than 3.5 to 1.0.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

      7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

                  (a) (i) default shall be made in any payment of principal when due under this Agreement or the Notes at Final Maturity or pursuant to Section 2.13(a)(i), or (ii) default shall be made in the payment when due of any other sums, including, without limitation, interest, payable under any Loan Document other than as set forth under clause
            (i) hereof and such failure shall continue unremedied for a period of five (5) days;

                  (b) default shall be made in the due observance or performance of any obligation under Section 6.10, 6.17, 6.20, or 6.21 of this Agreement.

                  (c) default shall be made by the Borrower or a Subsidiary
            Guarantor in the due observance or performance of any of their respective obligations under the Loan Documents other than as described in Section 7.1(a) or 7.1(b) and such default shall not have been remedied within 30 days after the earlier of (i) receipt of written notice thereof by the Borrower from the Agent, or (ii) any Borrower or Subsidiary Guarantor having or obtaining knowledge thereof;


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
                  (d) any representation or warranty made by any Borrower or any
            Subsidiary Guarantor in any of the Loan Documents proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified or deemed stated or certified;

                  (e) default(s) shall be made by the Borrower or any Subsidiary
            Guarantor (as principal or guarantor or other surety) in the payment or performance of any Indebtedness in an aggregate amount equal to or exceeding $1,500,000, and such default(s) shall remain unremedied for in excess of the period of grace, if any, with respect thereto if the effect of such default is that such Indebtedness becomes, or if such default permits the holder of such Indebtedness to declare it to be, immediately due and payable;

                  (f) the Borrower or any Subsidiary Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) admit in writing its inability to pay, or generally not be paying, its debts as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

                  (g) an order, judgment, or decree shall be entered against the
            Borrower or any Subsidiary Guarantor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding, or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

                  (h) the levy against any significant portion of the Property of the Borrower or any Subsidiary Guarantor execution, garnishment, attachment, sequestration, or other writ or similar proceeding involving an amount which, if paid, would have a Material Adverse Effect and which is not permanently dismissed, discharged or bonded within 30 days after the levy;

                  (i) a final and non-appealable order, judgment, or decree
            shall be entered against the Borrower or any Subsidiary Guarantor for money damages and/or Indebtedness due in an aggregate amount in excess of $1,500,000 and which is not covered by independent third-party insurance as to which the insurer does not dispute coverage, and such order, judgment, or decree shall not be paid, dismissed or stayed fifteen (15) days before the date on which execution on any Property of the Borrower or Subsidiary Guarantor may be issued;

                  (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower or any Subsidiary Guarantor under the Racketeering Influence and Corrupt Organizations Statute


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
            (18 U.S.C. Section 1961 et seq.), the result of which could reasonably be expected to be the forfeiture or transfer of any material Property of the Borrower or a Subsidiary Guarantor subject to a Lien in favor of the Agent without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

                  (k) the Borrower or any Subsidiary Guarantor shall have
            concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any material part of its Property, with intent to hinder, delay, or defraud its creditors or any of them;

                  (l) the Borrower shall hold "plan assets" of any employee
            benefit plan subject to Title I of ERISA or any plan subject to
            Section 4975 of the Code under circumstances that would contravene the requirements of regulatory authority issued under such provisions of the Code or ERISA by the appropriate regulatory authorities, or any Person shall engage in any Prohibited Transaction involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; the Borrower, any Subsidiary Guarantor, or any Commonly Controlled Entity shall incur, or in the reasonable opinion of the Agent, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this
            Section 7.1(l) could reasonably be expected to subject the Borrower, any Subsidiary Guarantor or any Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days;

                  (m) any Security Instrument shall for any reason not, or shall cease to, create valid and perfected first-priority Liens (or, in the case of the Properties subject to the Production Payment 2001 Facility, a second priority Lien behind the Production Payment 2001 Lien or in the case of Acquired Property subject to a Lien to secure Acquisition Indebtedness as provided in Section 5.18(c), a second priority lien behind such Lien) against the Collateral purportedly covered thereby, subject to Permitted Lie ns and Liens permitted under Section 6.3, and which Collateral has a value greater than $1,000,000 in the aggregate for all such Collateral, unless the Borrower has provided the Collateral Agent, within 30 days, with additional Collateral having at least an equivalent value to the Collateral


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            affected by such failure and otherwise reasonably satisfactory to the Required Lenders; and

                  (n) the Borrower or any of its Subsidiaries shall fail to
            deliver all of the Scheduled Amounts (as defined in the Production Payment 2001 Facility) for any two consecutive months or shall owe Monthly Adjustment Amounts (as defined in the Production Payment 2001 Facility) for any period of more than four months.

      7.2 Remedies.

                  (a) Upon the occurrence of an Event of Default specified in
            Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, including all Obligations to pay cash collateral as set forth in
            Section 2.2(e) and Section 2.13, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) with the oral consent of the Required Lenders (confirmed promptly in writing), the Agent and each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or such Lender and any and all other indebtedness at any time owing by the Agent or such Lender to or for the credit or account of the Borrower against any and all of the Obligations due and payable in such manner as the Lenders determine in their sole discretion.

                  (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Agent may and, upon the request of the Required Lenders shall, by notice to the Borrower, declare all Obligations hereunder and under the Notes immediately due and payable, including all Obligations to pay cash collateral as set forth in Section 2.2(e) and Section 2.13, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Agent may and, upon the request of the Required Lenders, shall, declare the Commitments terminated, whereupon the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) with the oral consent of the Required Lenders (confirmed promptly in writing), the Agent and each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by each Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or such Lender and any and all


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
            other indebtedness at any time owing by the Agent or such Lender to or for the credit or account of the Borrower against any and all of the Obligations due and payable in such manner as the Lenders determine in their sole discretion.

                  (c) Upon the occurrence of any Event of Default, the Lenders, with the oral consent of the Required Lenders (confirmed promptly in writing), and the Agent, in accordance with the terms hereof, may, in addition to the foregoing in this Section 7.2, exercise any or all of their rights and remedies provided by law or pursuant to the Loan Documents in such manner as the Lenders determine in their sole discretion.

                                 ARTICLE VIII.

                           THE AGENTS AND THE ARRANGER

      8.1 Appointment. Each Lender hereby designates and appoints CIBC as the Agent, CIBC Inc. as the Collateral Agent and the Agent as Letter of Credit issuing bank under this Agreement and the other Loan Documents. Each Lender authorizes the Agent and the Collateral Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, none of the Agent or the Collateral Agent shall have any duties or responsibilities except those expressly set forth herein or in any other Loan Document or any fiduciary relationship with any Lender and none of the Documentation Agent, the Co-Arranger or the Arranger shall have any duties or responsibilities whatsoever in such capacities or any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations, or liabilities on the part of the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger or the Arranger shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger or the Arranger.

      8.2 Delegation of Duties. Each of the Agent and the Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agent or the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      8.3 Exculpatory Provisions. None of the Agent or the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Required Lenders and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent or the Collateral Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for gross negligence or willful misconduct of the Agent or the Collateral Agent or such Person), or


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
responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary of Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any Subsidiary of Guarantor to perform its obligations hereunder or thereunder. None of the Agent or the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

      8.4 Reliance by Agent. Each of the Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent or the Collateral Agent. Each of the Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless and until a written notice of assignment, negotiation, or transfer thereof shall have been received by the Agent. Each of the Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or of all of the Lenders if required by any provision of this Agreement and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent or the Collateral Agent, as the case may be, to be incurred in connection therewith. Each of the Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes. In no event shall the Agent or the Collateral Agent be required to take any action that exposes such agent to personal liability or that is contrary to any Loan Document or applicable Requirement of Law.

      8.5 Notice of Default. Neither the Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that an agent receives such a notice, such agent shall promptly give notice thereof to the Lenders. The Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent and the Collateral Agent shall have received such directions, subject to the provisions of Section 7.2, each of the Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event that the officer of the Agent or the Collateral Agent primarily responsible for the lending relationship with the Borrower or the officer of any Lender primarily responsible for the lending relationship


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
with the Borrower becomes aware that a Default or Event of Default has occurred and is continuing, such agent or such Lender, as the case may be, shall use its good faith efforts to inform the other Lenders and/or the other agent, as the case may be, promptly of such occurrence. Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent, the Collateral Agent, or any Lender.

      8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that none of the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger, the Arranger, any other Lender or any of their respective officers, directors, employees, agents, attorneys-in- fact or affiliates has made any representation or warranty to such Lender and that no act by the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger, the Arranger, or any other Lender hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger, the Arranger, or any Lender to any other Lender. Each Lender represents to the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger and the Arranger that it has, independently and without reliance upon the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger, the Arranger, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and the value of the Collateral and other Properties of the Borrower and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger, the Arranger, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and the value of the Collateral and other Properties of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent or the Collateral Agent hereunder, none of the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger or the Arranger shall have any duty or ability to provide any Lender with any credit or other information concerning the business, response operations, property, condition (financial and otherwise), or creditworthiness of the Borrower or the value of the Collateral or other Properties of the Borrower which may come into the possession of the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger, the Arranger or any of their respective officers, directors, employees, agents, attorneys- in- fact or affiliates.

      8.7 Indemnification. EACH LENDER AGREES TO INDEMNIFY THE AGENT, THE COLLATERAL AGENT, THE DOCUMENTATION AGENT, THE CO-ARRANGER AND THE ARRANGER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT,


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THE COLLATERAL AGENT, THE DOCUMENTATION AGENT, THE CO-ARRANGER, THE ARRANGER OR
ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER DOCUMENT CONTEMPLATED OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT, THE COLLATERAL AGENT, THE DOCUMENTATION AGENT, THE CO-ARRANGER, THE ARRANGER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT, THE COLLATERAL AGENT, THE DOCUMENTATION AGENT, THE CO-ARRANGER, THE ARRANGER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT, THE COLLATERAL AGENT, THE DOCUMENTATION AGENT, THE CO-ARRANGER, THE ARRANGER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

      8.8 Restitution. Should the right of the Agent, the Collateral Agent or any Lender to realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrower otherwise be entitled to a refund or return of funds distributed to the Lenders in connection with the Obligations, the Agent, the Collateral Agent or such Lender, as the case may be, shall promptly notify the Lenders of such fact. Not later than Noon, Eastern Standard or Daylight Saving Time, as the case may be, of the Business Day following such notice, each Lender shall pay to the Agent an amount equal to the ratable share of such Lender of the funds required to be returned to the Borrower. The ratable share of each Lender shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded originally distributed to such Lender, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Percentage Share of such Lender. The Agent shall forward such funds to the Borrower or to the Lender required to return such funds. If any such amount due to the Agent is made available by any Lender after Noon, Eastern Standard or Daylight Saving Time, as the case may be, of the Business Day following such notice, such Lender shall pay to the Agent (or the Lender required to return funds to the Borrower, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the Borrower is made by the Agent (or the Lender required to return funds to the Borrower, as the case may be) to but not including the date on which such Lender failing to timely forward its share of funds required to be returned to the Borrower shall have made its ratable share of such funds available.

      8.9 Agents in Individual Capacity. Each of the Agent, the Documentation Agent and the Collateral Agent and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Subsidiary of Borrower as though the Agent and the Collateral Agent were not agents hereunder. With respect to any Note issued to


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the Lender serving as the Collateral Agent, the Collateral Agent shall have the same rights and powers under this Agreement as a Lender and may exercise such rights and powers as though it were not the Collateral Agent. The terms "Lend er" and "Lenders" shall include the Collateral Agent in its individual capacity.

      8.10 Successor Agent. Provided that a successor agent has been appointed and has accepted such appointment as provided below, the Agent or the Collateral Agent may resign upon 30 days' notice to the Lenders and the Borrower. If the Agent or the Collateral Agent shall resign as an agent under this Agreement and the other Loan Documents, Lenders for which the Percentage Shares of Commitments aggregate at least sixty-six and two-thirds percent (66 2/3%) shall appoint from among the Lenders a successor agent or collateral agent, as the case may be, for the Lenders, whereupon such successor agent or collateral agent shall succeed to the rights, powers and duties of such agent. The term "Agent" or "Collateral Agent" shall mean such successor agent effective upon its appointment. Upon written acceptance by such successor agent (a copy of which shall be furnished to the Borrower), the rights, powers, and duties of the former agent as Agent or Collateral Agent shall be terminated, without any other or further act or deed on the part of such former agent or any of the parties to this Agreement or any holders of the Notes. After the resignation of the Agent or the Collateral Agent hereunder as an agent, the provisions of this Article VIII and Sections 5.13 and
5.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an agent under this Agreement and the other Loan Documents.

      8.11 Applicable Parties. The provisions of Sections 8.1 through 8.9 of this Article are solely for the benefit of the Agent, the Collateral Agent, the Documentation Agent, the Co-Arranger, the Arranger and the Lenders, and neither the Borrower nor any Subsidiary of Borrower shall have any rights as a third party beneficiary or otherwise or any obligations under any of the provisions of this Article. In performing functions and duties hereunder and under the other Loan Documents, the Agent and the Collateral Agent shall act solely as the agent of the Lenders and do not assume, nor shall either be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrower or any Subsidiary of Borrower or any legal representative, successor, or assign of the Borrower or any Subsidiary of Borrower.

                                   ARTICLE IX.

                                  MISCELLANEOUS

      9.1 Assignments; Participations.

                  (a) The Borrower may not assign any of its rights or
            obligations under any Loan Documents without the prior consent of the Agent and the Lenders and may not in any event assign such rights and obligations to any entity holding "plan assets" of any employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code.

                  (b) With the written consent of the Agent, and so long as no
            Event of Default shall have occurred, and be continuing, the Borrower (which consents shall not be unreasonably withheld), any Lender may assign to one or more


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
            Eligible Assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement; provided that, no Lender may assign any of its rights and obligations under this Agreement prior to the completion of the primary syndication. Except with the consent of the Agent, and, so long as no Event of Default shall have occurred and be continuing, the Borrower (which consents shall not be unreasonably withheld), in the case of any assignment of any Loans and/or Commitment, any such assignment shall be in the amount of at least $5,000,000 (or any whole multiple of $1,000,000 in excess thereof). The assignee shall pay to the Agent a transfer fee in the amount of $3,500 for each such assignment. Any such assignment shall become effective upon the execution and delivery to the Agent of, and as of the effective date of, the Assignment Agreement and the consent of the Agent, and, so long as no Event of Default shall have occurred and be continuing, the Borrower. Promptly following receipt of an executed Assignment Agreement, the Agent shall send to the Borrower a copy of such executed Assignment Agreement. Promptly following receipt of such executed Assignment Agreement, the Borrower shall execute and deliver, at its own expense, new Notes to the assignee and, if applicable, the assignor, in accordance with their respective interests, whereupon the prior Notes of the assignor and, if applicable, the assignee, shall be canceled and returned to the Borrower. Upon the effectiveness of any assignment pursuant to this
            Section 9.1(b) the assignee shall become a "Lender," if not already a "Lender," for all purposes of the Loan Documents, and the assignor shall be relieved of its obligations hereunder from and after the date of such assignment to the extent of such assignment. If the assignor no longer holds any rights or obligations under this Agreement, such assignor shall cease to be a "Lender" hereunder, except that its rights under Section 5.17 shall not be affected.

                  (c) With the written consent of the Agent, and so long as no
            Event of Default shall have occurred, and be continuing, the Borrower (which consents shall not be unreasonably withheld), each Lender may transfer, grant, or assign Participations in all or any portion of its interests hereunder to any Person pursuant to this
            Section 9.1(c), provided that such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder. Notwithstanding the preceding, no Lender may transfer, grant or assign Participations in all or any portion of its interests hereunder to any Person prior to the completion of the primary syndication. In the case of any such participation, the participant shall not have any rights under any Loan Document, the rights of the participant in respect of such participation to be against the granting Lender as set forth in the agreement with such Lender creating such participation, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation. Each participation agreement shall provide that the Lender that has sold or granted the participation shall retain the sole right to take or refrain from taking any action under the Loan Documents, except that such participation agreement may provide that such Lender shall not, without the consent of the participant, agree to any amendment or waiver that would have the effect, to the extent any such amendment or waiver pertains to the type of Commitment(s) or Loan(s) of such


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
            participant so that such participant would be affected thereby, of
            (i) increasing the Commitment of such Lender, (ii) extending the Commitment Termination Date, (iii) reducing the principal on the Loans of such Lender, (iv) reducing the rate of interest on the Loans or the Notes of such Lender, (v) reducing the amount of such Lender's participation in any fees payable pursuant to Sections 2.15 or 2.16, (vi) extending the time of scheduled payment of any Obligation in which such participation has been granted, or (vii) releasing any Subsidiary Guaranty other than in accordance with
            Section 5.18 of this Agreement. All amounts payable to any Lender under Article 2 shall be determined as if such Lender had not sold any participations. Each agreement creating a participation must be in writing and include an agreement by the participant to be bound by the provisions of Section 9.9.

                  (d) The Lenders may furnish any information concerning the
            Borrower or its Subsidiaries in the possession of the Lenders from time to time to assignees and participants and prospective assignees and participants, provided that such Persons agree in writing to be bound by the provisions of Section 9.9.

                  (e) Notwithstanding anything in this Section to the contrary, any Lender may assign and pledge all or any of its Notes or any interest therein to any Federal Reserve Bank or the United States Treasury as collateral security. No such assignment or pledge shall release the assigning or pledging Lender from its obligations hereunder.

                  (f) Each Lender party to this Agreement represents, and each additional Lender which becomes a party to this Agreement shall be deemed to have represented to the Borrower that it is an Eligible Assignee. Each Lender Party to this Agreement represents to the Borrower that, and each person that becomes a Lender pursuant to an Assignment Agreement or otherwise in accordance with Section 2.25 shall be deemed to have represented to the Borrower upon becoming a Lender that it is acquiring its interest in the Loan(s) and/or Note(s) with assets that are either (i) not assets of any employee benefit plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code or (ii) assets of any employee benefit plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code, but there is available an exemption from the prohibited transaction rules under Section 406(a) of ERISA and Section 4975 of the Code and such exemption is immediately applicable to each transaction contemplated by the Loan Documents to the extent that any party to such transaction is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in Section 4975 of the Code, with respect to such plan assets.

      9.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein and in the other Loan Documents made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitments exist.


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
      9.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be promptly confirmed in writing, all notices, requests, and communications hereunder or in connection herewith or with any other Loan Document shall be in writing (including by telecopy but excluding electronic e- mail). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, two Business Days after deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed to each party at the "Address for Notices" specified below its name on the signature pages hereof or at such other address within the United States as shall be designated by such party in a notice given to the Agent and the Borrower.

      9.4 Parties in Interest. All covenants and agreements herein made or entered into by or on behalf of the Borrower, the Agent, the Collateral Agent or the Lenders shall be binding upon and inure to the benefit of the Borrower, the Agent, the Collateral Agent or the Lenders, as the case may be, and their respective legal representatives, successors, and permitted assigns. Nothing herein shall be deemed to give the Agent a right to assign its obligations or to merge into or with any other entity except as permitted hereby. 9.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Agent, the Collateral Agent, the Lenders and the Borrower and their successors and permitted assigns. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

      9.6 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent, the Collateral Agent or the Lenders or their officers or employees, nor any failure or delay by the Agent, the Collateral Agent or the Lenders with respect to exercising any of their rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent, the Collateral Agent and the Lenders under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event any Borrower is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Agent or the Lenders from thereafter declaring such inability to be an Event of Default as hereinabove provided.

      9.7 Severability. In the event any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

      9.8 Amendments; Waivers. Neither this Agreement nor any of the other Loan Documents nor any terms hereof or thereof may be amended, supplemented, modified, or waived except in writing and in accordance with the provisions of this Section. The Agent and the


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
Borrower may, from time to time with the written consent of the Required Lenders, enter into written amendments, supplements, or modifications to the Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, or waiver shall (a) except as provided in clause (c) below or in
Section 5.18, extend the time of scheduled payment of any Obligation, change the rate of interest thereon, extend the Commitment Termination Date, extend the Final Maturity, reduce any fee payable for the account of the Lenders hereunder, release any, all or substantially all of the Collateral, release any Subsidiary Guaranty, reduce the amount of any Obligation, increase the Commitment Amount, except in accordance with Section 2.12 change the Borrowing Base or any other provision applicable to the determination of the Borrowing Base or amend, modify, or waive any provision of this Section or Sections 2.12, 5.13, 5.17 or 8.10, change the percentage specified in the definition of the Required Lenders, or consent to the assignment or transfer by the Borrower or any Subsidiary Guarantor of any of their rights or obligations under this Agreement or the other Loan Documents, in any such case without the written consent of all Lenders, (b) amend, modify, or waive any provision of Article VIII or the rights or obligations of the Agent (including its rights and obligations as issuer of the Letters of Credit), or the Collateral Agent without the written consent of such agent, or (c) amend, modify, or waive any provision relating to any Hedging Agreement without the written consent of the Lender party thereto or whose Affiliate is a party thereto. Any such amendment, supplement modification, or waiver shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Lender Parties, the Agent, and the Collateral Agent and all future holders of the Notes. Notwithstanding the foregoing, during each Sales Period, the Collateral Agent may release items of Collateral sold by the Borrower or any Subsidiary of the Borrower in accordance with Section 5.18. In the event of any waiver, the Borrower, the Lenders, the Agent, and the Collateral Agent shall be restored to their respective former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right with respect thereto.

      9.9 Confidentiality. In the event that the Borrower or any Subsidiary of Borrower provides to the Agent, the Collateral Agent or the Lenders information belonging to any Borrower or any Affiliate of the Borrower, the Age nt, the Collateral Agent and the Lenders and each other Lender Party shall thereafter maintain such information in confidence. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain,
(ii) hereafter become part of the public domain without the Agent, the Collateral Agent or the Lenders or any Lender Party breaching their obligation of confidence herein or in any other Loan Document, (iii) are previously known by the Agent, the Collateral Agent or the Lenders or any Lender Party from some source other than the Borrower or any Affiliate of the Borrower not known to have a duty of confidentiality to the Borrower, (iv) are hereafter developed by the Agent, the Collateral Agent or the Lenders or any Lender Party without using the information thus provided, (v) are hereafter obtained by or available to the Agent, the Collateral Agent or the Lenders or any Lender Party from a third party who owes no obligation of confidence to the Borrower or any Subsidiary of the Borrower with respect to such


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
information or through any other means other than through disclosure by the Borrower or any Affiliate of the Borrower to the Agent, the Collateral Agent or the Lenders or any Lender Party, (vi) are disclosed with the Borrower's consent,
(vii) must be disclosed pursuant to any Requirement of Law, (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding or (ix) as may be requested by any Governmental Authority pursuant to any bank examination or audit; provided, however, that to the extent practicable and unless otherwise prohibited by any Requirement of Law, any Person disclosing any non-public information pursuant to clauses (vii) or (viii) shall endeavor in good faith to give the Borrower at least five (5) days' prior written notice of such disclosure. Further, the Agent, the Collateral Agent or a Lender may disclose any such information to any other Lender or successor agent, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including the enforcement or exercise of all rights and remedies hereunder or thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent, the Collateral Agent or the Lenders impose on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder and such Person agrees in writing to be bound by the terms hereof.

      9.10 Governing Law. THIS AGREEMENT AND THE NOTES AND EACH SUBSIDIARY GUARANTY SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      9.11 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE AGENT OR THE COLLATERAL AGENT, IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT, THE COLLATERAL AGENT OR ANY LENDER IN ACCORDANCE WITH THIS SECTION.

      9.12 Appointment of Agent for Service of Process. The Borrower hereby irrevocably designates CT Corporation System, or such other corporate process agent as is acceptable to the Agent, as the designee, appointee and agent of such Borrower to receive, for and on behalf of such Borrower, service of process out of any of the aforementioned courts in any legal action or proceeding with respect to this Agreement, any other Loan Document or any document related thereto. It is understood that a copy of such process served by such agent will be promptly forwarded by mail to the Borrower at its address specified below its name on the signature pages hereof, but the failure of the Borrower to receive such copy shall not affect in any way the service of such process. The Borrower further irrevocably consents to the service of process of any of the courts mentioned in Section 9.11 in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at such address, such service to become effective four days after mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law.


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
      9.13 Waiver of Rights to Jury Trial. THE BORROWER, THE AGENT, THE COLLATERAL AGENT, AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT, THE COLLATERAL AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT, THE COLLATERAL AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

      9.14 Integration. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN OR AMONG THE PARTIES, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

      9.15 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

      9.16 L/C Documents. In the event of a direct conflict between an express provision of this Agreement and an express provision of any other Loan Document, this Agreement shall control with respect to such express provision. Without limiting the generality of the foregoing, no provision of any Letter of Credit Application or any other document or instrument executed in connection with any Letter of Credit shall give the Agent or the issuer of such Letter of Credit greater rights than such Persons have under this Agreement with respect to the same subject matter.


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
      IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written.

                                        BORROWER:

                                        KCS ENERGY, INC.


                                        By:_____________________________________

Address for Notices:
Principal Place of Business
and Chief Executive Office:

5555 San Felipe
Suite 1200
Houston, Texas 77056
Attention: President

                                        AGENT:

                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, NEW YORK AGENCY


                                        By:_____________________________________


Address for Notices:

425 Lexington Avenue,
7th Floor New York, New York 10017
Attention: Marybeth Ross
           Syndications Group
Telecopy: (212) 856-3763

with copies to:

CANADIAN IMPERIAL BANK OF COMMERCE
1600 Smith Street, Suite 3000
Houston, Texas 77002
Attention: Mark Wolf
Telecopy: (713) 650-2588

                                        COLLATERAL AGENT AND A LENDER:

                                        CIBC INC.


                                        By:_____________________________________

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

425 Lexington Avenue, 7th Floor
New York, New York 10017

Address for Notices:

425 Lexington Avenue,
7th Floor New York, New York 10017
Attention: Marybeth Ross
Telecopy:  (212) 856-3763

with copies to:

CIBC INC.
909 Fannin, Suite 1200
Houston, Texas 77010
Attention: Mark Wolf
Telecopy:  (713) 650-2588

                                        LENDER:

                                        GUARANTY BANK


                                        By:_____________________________________
Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

333 Clay Street
Suite 4430
Houston, Texas 77002
Attention: Richard Menchaca
Telecopy:  (713) 890-8869

Address for Notices:

333 Clay Street
Suite 4430
Houston, Texas 77002
Attention: Richard Menchaca
Telecopy:  (713) 890-8869